Exhibit 10.4
TELEFLEX 401(k) SAVINGS PLAN
Amended and Restated Effective as of January 1, 2004

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TELEFLEX 401(k) SAVINGS PLAN
Teleflex Incorporated, a Pennsylvania corporation, (the “Company”) hereby amends and restates in its entirety the Teleflex 401(k) Savings Plan, generally effective as of January 1, 2004, unless otherwise stated herein. The Plan, originally adopted effective as of July 1, 1985, and formerly known as the Teleflex Incorporated Voluntary Investment Plan, was previously amended and restated as of January 1, 2004 to implement various design changes and incorporate amendments to the Plan since it was previously amended and restated, including the “good faith” amendments to bring the Plan into compliance with the Economic Growth and Tax Relief Reconciliation Act of 2001. The Plan was subsequently amended from time to time, including the amendments necessary to update the Plan to conform with the requirements of the final Treasury Regulations issued under Sections 401(k) and 401(m) of the Internal Revenue Code of 1986, as amended (“Code”).
The Plan is hereby amended and restated in its entirety, generally effective as of January 1, 2004, unless otherwise stated herein. Special effective dates are included in the Plan with respect to a number of provisions as necessary to conform the legislative and regulatory changes in the tax qualification requirements identified in the 2007 Cumulative List of Changes in Plan Qualification Requirements provided in Internal Revenue Service Notice 2007-94, including the final Treasury Regulations under Code Sections 401(k) and (m), certain provisions of the Pension Protection Act of 2006, and the final Treasury Regulations under Code Section 415. In this amendment and restatement, the Company intends to implement various design changes, including the implementation of a Qualified Automatic Contribution Arrangement (“QACA”) and an Eligible Automatic Contribution Arrangement (“EACA”) effective as of January 1, 2009. The amended and restated Plan also reflects the merger of the Arrow International, Inc. 401(k) Plan with and into the Plan effective as of March 31, 2008.
The Company intends that the Plan be qualified under Section 401(a) of the Code, with a cash or deferred arrangement qualified under Section 401(k) of the Code and a trust exempt from taxation under Section 501(a) of the Code. The Plan is composed of both an employee stock ownership plan (“ESOP”), as defined in Section 4975(e)(7) of the Code and a profit sharing plan pursuant to the requirements of Code Section 401(a)(27). The ESOP is designed to invest primarily in qualifying employer securities and is comprised of the ESOP Stock Fund.
The purpose of this Plan is to encourage Eligible Employees to accumulate savings for retirement and to further their financial independence by affording them an opportunity to make systematic contribution to the Plan, supplemented by contributions made by the Employer. The provisions of this Plan shall apply only to an Employee who experiences a Severance from Employment with an Employer on or after the Effective Date. Unless otherwise indicated herein, the rights and benefits, if any, of an Employee who incurred a Severance from Employment prior to the Effective Date shall be determined in accordance with the prior provisions of the Plan in effect on the date of his or her Severance from Employment.

ARTICLE I
DEFINITIONS
     Each word and phrase defined in this Article I shall have the following meaning whenever such word or phrase is capitalized and used herein unless a different meaning is clearly required by context.
     Section 1.01 Account. The separate bookkeeping account that the Plan Administrator or the Trustee shall maintain for a Participant pursuant to Section 10.13 of this Plan.
     Section 1.02 Accounting Date. The last day of the Plan Year.
     Section 1.03 Additional Matching Contributions. Contributions made to the Plan by the Employer pursuant to Section 3.05.C., effective January 1, 2009.
     Section 1.04 Additional Matching Contribution Account. The portion of a Participant’s Account credited with Additional Matching Contributions under Section 3.05.C., together with any income, gains and losses credited thereto.
     Section 1.05 After-Tax Contributions. A Participant’s voluntary, after-tax contributions made to his After-Tax Contributions Account. No After-Tax Contributions are permitted to be made after December 31, 1986.
     Section 1.06 After-Tax Contribution Account. The portion of a Participant’s Account to which a Participant’s After-Tax Contributions were allocated prior to January 1, 1987, together with any income, gains and losses credited thereto.
     Section 1.07 Beneficiary.
A.	The Participant’s Spouse;

B.	The person, persons or trust designated by the Participant, with the consent of the Participant’s Spouse if the Participant is married, as direct or contingent beneficiary in a manner prescribed by the Plan Administrator; or

C.	If the Participant has no Spouse and has made no effective Beneficiary designation, the Participant’s estate.
A married Participant may designate a person, persons or trust other than his Spouse as Beneficiary, provided that such Spouse consents in writing in a manner prescribed by the Plan Administrator. The Spouse’s consent must be witnessed by a notary public or the Plan Administrator (or its representative) and must be limited to and acknowledge the specific non-Spouse Beneficiary(ies) (including any class of Beneficiaries) designated by the Participant. If the Participant wishes to subsequently change Beneficiary(ies), the consent of the Spouse must be obtained again. Spousal consent shall not be required if the Participant establishes to the satisfaction of the Plan Administrator that the consent cannot be obtained because the Spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations. A subsequent Spouse of a Participant shall not be bound by a consent executed by any previous Spouse of the Participant.

Any prior designation of a Beneficiary shall be revocable at the election of the Participant at any time in the manner and form prescribed by the Plan Administrator until the payment commencement date. The number of revocations shall not be limited. If more than one Beneficiary is designated by the Participant, such Beneficiaries who survive the Participant shall share equally in any death benefit unless the Participant indicates to the contrary, in writing. If a Beneficiary predeceases the Participant, such deceased Beneficiary shall not share in any death benefit and those Beneficiaries who survive the Participant shall share in any death benefit equally, or, if different, in the proportions designated by the Participant. A Beneficiary’s right to information or data concerning the Plan does not arise until the Beneficiary first becomes entitled to receive a benefit under the Plan.
The entry of a decree of divorce shall not automatically revoke a prior written election of a Participant naming such divorced Spouse as a Beneficiary. Except as provided to the contrary under a qualified domestic relations order: (i) a Participant may, subsequent to a divorce, designate someone other than his former Spouse as Beneficiary; and (ii) if a divorced Participant remarries, the new Spouse shall have all of the rights of a Spouse as set forth herein and any prior written Beneficiary designation by the Participant shall be automatically revoked and subject to the rights of the subsequent Spouse. If an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), should die before payment of the benefit assigned to the alternate payee occurs, the portion of the Participant’s Account assigned to the alternate payee shall revert to the Participant unless the qualified domestic relations order permits the alternate payee to designate a Beneficiary and a Beneficiary has in fact been designated to whom the benefit may be paid..
     Section 1.08 Board. The Board of Directors of the Company. Effective January 1, 2008, “Board” means the Board of Directors of the Company or any committee thereof.
     Section 1.09 Catch-Up Contributions. For each calendar year, the pre-tax contributions made to the Plan by a Participating Employer in accordance with and subject to the limitations of Section 414(v) of the Code at the election of a Participant who has reached age 50 before the close of the calendar year. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code by reason of making such Catch-Up Contributions.
     Section 1.10 Catch-Up Contribution Account. That portion of a Participant’s Account credited with Catch-Up Contributions under Section 3.02.B., together with any income, gains and losses credited thereto.
     Section 1.11 Code. The Internal Revenue Code of 1986, as it may be amended from time to time.
     Section 1.12 Committee. The employee benefits committee appointed to administer the Plan. Effective January 1, 2008, the Committee is the Teleflex Incorporated Benefits Policy Committee or any successor thereto. Effective January 1, 2008, the Committee shall be the “plan administrator”, as defined in ERISA, and a named fiduciary of the Plan. Prior to January 1, 2008, the Company shall be the “plan administrator”, as defined in ERISA, and a Named Fiduciary of the Plan.
     Section 1.13 Company. Teleflex Incorporated, a Pennsylvania corporation.

     Section 1.14 Compensation.
A.	Compensation. The total cash remuneration paid to a Participant by the Employer, as defined in Code Section 3401(a), for purposes of income tax withholding at the source, for personal services rendered during the period considered as Service, including overtime payments, plus “Elective Contributions” made by the Employer on the Employee’s behalf. Elective Contributions are amounts excludable from the Employee’s gross income under Code Section 402(e)(3) (relating to a Code Section 401(k) arrangement), Code Section 402(h) (relating to a Simplified Employee Pension), Code Section 125 (relating to a cafeteria plan), Code Section 403(b) (relating to a tax-sheltered annuity) or, effective January 1, 2001, Code Section 132(f)(4) (relating to a qualified transportation fringe benefit). Compensation includes compensation paid by the Employer to an Employee through another person under the common paymaster provisions of Code Sections 3121(s) and 3306(p). Compensation does not include contributions by the Employer to this or any other plan or plans for the benefits of its employees, except as otherwise expressly provided in this Section 1.14, or amounts identified by the Employer as expense allowances or reimbursements regardless of whether such amounts are treated as wages under the Code. Any reference in this Plan to Compensation is a reference to the definition in this Section 1.14, unless the Plan reference specifies a modification to this definition. Except as provided herein, the Plan Administrator shall take into account only Compensation actually paid by the Employer during the Plan Year to which reference is made.

For Plan Years and Limitation Years beginning on and after January 1, 2002, amounts referenced under Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

For Limitation Years beginning in 2005, Compensation shall include Post-Severance Compensation paid by the later of: (i) two and one-half (2 1/2) months (or such other period as extended by subsequent regulations or other published guidance) after Severance from Employment with the Employer; or (ii) the end of the Limitation Year that includes the date of the Employee’s Severance from Employment with the Employer. “Post-Severance Compensation” means payments that would have been included in the definition of Compensation if they were paid prior to the Employee’s Severance from Employment and the payments are regular Compensation for Services during the Participant’s regular working hours, Compensation for Services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, if the payments would have been paid to the Employee if the Employee had continued in employment with the Employer. Any payments not described in the preceding sentence are not considered Post-Severance Compensation if paid after Severance from Employment, except for payments (i) to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer; or (ii) to any Participant who is permanently and totally disabled for a fixed or determinable period, as determined by the Committee. For purposes of this Section 1.14.A., “permanently and totally disabled” means that the individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

Back pay, within the meaning of Treasury Regulations Section 1.415(c)-2(g)(8), shall be treated as Compensation for the Limitation Year to which the back pay relates to the extent the back pay represents an amount that would otherwise be Compensation.

B.	Compensation Limit. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provisions of the Plan to the contrary, the annual Compensation of each Employee taken into account under the Plan shall not exceed the “Compensation Limitation” under Code Section 401(a)(17) in effect for the applicable Determination Period as defined herein. Effective January 1, 2004, the Compensation Limitation is $205,000 ($230,000, effective January 1, 2008), and is subject to cost of living adjustments in future years in accordance with Code Section 401(a)(17)(B) and applicable statutory changes. Any such cost of living adjustment or statutory change in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (the “Determination Period”) beginning in such calendar year. If a Determination Period consists of fewer than 12 months, the Compensation Limitation will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is 12. Any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the Compensation Limitation set forth in this provision.

C.	Compensation — Special Rules. For purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees, the Employer may elect to use an alternate nondiscriminatory definition of Compensation, in accordance with the requirements of Code Section 414(s) and the Treasury Regulations promulgated thereunder. In determining Compensation (for purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees), the Employer may elect to include as Compensation all Elective Contributions made by the Employer on behalf of Employees. The Employer’s election to include Elective Contributions must be consistent and uniform with respect to Employees and all plans of the Employer for any particular Plan Year. The Employer may make this election to include Elective Contributions for nondiscrimination testing purposes, irrespective of whether Elective Contributions are included in the general definition of Compensation applicable to the Plan. “Elective Contributions” are amounts excludible from the Employee’s gross income under Code Sections 402(e)(3), 402(h), 125, 132(f)(4), or 403(b).
     Section 1.15 Disability. A physical or mental condition that has qualified the Employee for benefits under the Employer’s long-term disability plan and will prevent the Employee from satisfactorily performing his usual duties for the Employer or the duties of such other position or job that the Employer makes available to him and for which such Employee is qualified by reason of his training, education or experience, for an indefinite period that the Plan Administrator considers will be of long-continued duration. The Plan considers a Participant disabled on the date that the Participant has satisfied the requirements for disability benefits under the applicable long-term disability plan. If the Participant is not eligible for long-term disability benefits, the Participant shall be considered disabled upon qualifying for Social Security disability benefits.
     Section 1.16 Effective Date. January 1, 2004, the date on which the provisions of this amended and restated Plan become effective, except as otherwise provided herein. In addition, the provisions of Plan with respect to the Employees of a Participating Employer may be subject to a different Effective Date, as specified in Appendix D hereto. The original Effective Date of the Plan was July 1, 1985.
     Section 1.17 Elective Deferral Contributions. Pre-tax contributions made to the Plan by the Employer at the election of the Participant (or deemed election of the Participant, effective January 1, 2009), in lieu of receipt of current compensation.
     Section 1.18 Elective Deferral Contribution Account. That portion of a Participant’s Account credited with Elective Deferral Contributions under Sections 3.02.A. and C., together with any income, gains and losses credited thereto.
     Section 1.19 Eligible Employee. Any Employee who has attained age 21 (or such lower age as is specified in Appendix D) other than:
A.	An Employee who is employed by an employer that is not a Participating Employer;

B.	An Employee of a Participating Employer who is not assigned to a location listed in Appendix D;

C.	An Employee who is not compensated on a salaried basis, unless such Employee is employed and compensated on an hourly-paid basis by a Participating Employer that has adopted the Plan for the benefit of any or all of its hourly-paid Employees, and the Employee is such an hourly-paid Employee;

D.	An Employee who is a member of a unit of Employees as to which there is evidence that retirement benefits were the subject of good faith collective bargaining, unless a collective bargaining agreement covering those Employees provides for their participation in the Plan;

E.	An Employee who is a Leased Employee;

F.	An Employee who is a non-resident alien and how has no income from sources within the United States;

G.	An individual who has been classified by a Participating Employer as an independent contractor, notwithstanding a later contrary determination by any court or governmental agency;

H.	An individual who has been classified by a Participating Employer as a per diem employee, intern or special project employee;

I.	Effective January 1, 2006, an Employee who has made a one time irrevocable election to waive participation in the Plan; such an election must be made no later than the date that the Employee first becomes eligible to participate in the Plan or any other plan or arrangement of the Employer that is described in Section 219(g)(5)(A);

J.	An Employee who has agreed in writing that he or she is not entitled to participation in the Plan;

K.	An Employee who is a member of a class of Employees who are excluded from participation in the Plan, as specified in Appendix D; and

L.	Any other Employee whose terms and conditions of employment do not provide for participation in or entitlement to benefits under the Plan.
     The Plan Administrator shall interpret the list of persons who are ineligible to participate in the Plan, as set forth above, to comply with Code Section 410(a)(1).
     Section 1.20 Employee.
A.	An individual who is employed by the Employer and whose earnings are reported on a Form W-2;

B.	An individual who is not employed by an Employer but is required to be treated as a Leased Employee (as defined in Section 2.2.5); provided that if the total number of Leased Employees constitutes 20% or less of the Employer’s non-highly compensated work force, within the meaning of Section 414(a)(5)(c)(ii) of the Code, the term “Employee” shall not include those Leased Employees covered by a “safe harbor” plan described in Section 414(n)(5)(i) of the Code; and

C.	When required by context under Section 1.61 for purposes of crediting Hours of Service, a former Employee
The term “Employee” shall not include any individual providing services to an Employer as an independent contractor. An individual excluded from participation by reason of independent contractor or Leased Employee status, if determined by the Plan Administrator, a court, a governmental agency, or in accordance with law to be a common law employee of the Employer, shall be recharacterized as an Employee under the Plan as of the date of such determination, unless an earlier date is necessary to preserve the tax qualified status of the Plan. Notwithstanding such general recharacterization, such person shall not be considered an Eligible Employee for purposes of Plan participation, except and to the extent necessary to preserve the tax qualified status of the Plan.
     Section 1.21 Employer. The Company and the Participating Employers. If the Employer is a member of a group of Related Employers, the term “Employer” includes the Related Employers for purposes of crediting Hours of Service, applying the coverage test of Code Section 410(b) (except to the extent that the Plan employs the qualified separate line of business rules of Code Section 414(r)), determining Years of Service under Article IV, applying the limitations described in Appendix F, applying the Top Heavy rules of Article XII, the definitions of Employee, Highly Compensated Employee, and Leased Employee, and Service contained in this Article I, and for any other purpose as required by the Code or by the Plan. However, only the Company and Participating Employers may contribute to the Plan and only Eligible Employees employed by the Company or a Participating Employer are eligible to participate in this Plan. Unless otherwise provided, service with a Related Employer prior to the date that it either adopted the Plan or became a Related Employer shall not be counted for any purpose under the Plan. A Related Employer shall cease to be an Employer on the date such entity ceases to qualify as a Related Employer to the Company, unless the Related Employer continues to maintain the Plan with the consent of the Company.
     Whenever the terms of this Plan authorize the Employer or the Company to take any action, such action shall be considered properly authorized if taken by the Board, any committee of the Board or by the Committee for the Plan in accordance with its procedures under Section 10.03 hereof.
     Section 1.22 ERISA. The Employee Retirement Income Security Act of 1974, as amended, or as it may be amended from time to time.
     Section 1.23 ESOP Loan. The indebtedness arising from any extension of credit, including credit from the Company in the form of purchase money financing, to the Plan or the Trust for purposes of purchasing ESOP Stock.
     Section 1.24 ESOP Stock. The shares of any class of stock issued by the Company that are “qualifying employer securities” within the meaning of Sections 409(l) and 4975(e)(8) of the Code, or any successor sections.
     Section 1.25 ESOP Stock Fund. The portion of the Plan that is invested in ESOP Stock. The ESOP Stock Fund shall be maintained as an investment option (as described in Appendix C, attached hereto and made a part hereof) at all times during which a portion of the Plan is intended to constitute an ESOP.
     Section 1.26 “Five-Percent Owner” means any Employee who owns (or is considered as owning within the meaning of Section 318 of the Code) more than 5% of the outstanding stock of the Employer, or stock possessing more than 5% of the total combined voting power of all stock of any Employer. For purposes of this Section 1.26, Section 318(a)(2)(C) of the Code shall be applied by substituting “5%” for “50%” each time it appears therein.

     Section 1.27 Former Participant. A Participant who has transferred to a classification of Employees ineligible to participate in the Plan, or a Participant whose employment with the Employer has terminated but who has a vested Account balance under the Plan that has not been paid in full and, therefore, is continuing to participate in the allocation of Trust Fund Income.
     Section 1.28 Highly Compensated Employee. Any Employee who:
A.	Was a Five-Percent Owner at any time during the Plan Year or the preceding Plan Year; or

B.	for the preceding Plan Year:
1.	received more than $90,000 ($100,000 for the Plan Year beginning January 1, 2008) in annual Compensation from the Employer (or such higher amount as adjusted pursuant to Section 414(q)(1) of the Code); and

2.	if the Employer elects, was in the top 20% of Employees when ranked on the basis of Compensation for the prior Plan Year.
     Highly Compensated Employees also include highly compensated former Employees. A highly compensated former Employee includes any Employee who has had a Severance from Employment (or was deemed to have a Severance from Employment) prior to the current or preceding Plan Year, performs no Service for the Employer during such Plan Year, and was a highly compensated active Employee for either the severance year or any Plan Year ending on or after the Employee’s 55th birthday in accordance with the rules for determining Highly Compensated Employee status in effect for that determination year and in accordance with applicable Treasury Regulations and IRS Notice 97-45.
     For purposes of this Section, “Compensation” means Compensation as defined in Section 1.14; and Related Employers to the Employer shall be treated as a single employer with the Employer. The determination of who is Highly Compensated shall be made in accordance with Code Section 414(q) and applicable Treasury Regulations promulgated thereunder.
     Section 1.29 Income. The net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund as of any date, assets shall be valued on the basis of their then fair market value.
     Section 1.30 Investment Manager. A person or organization who is appointed under Section 10.05 to direct the investment of all or part of the Trust Fund, and who is either (a) registered in good standing as an Investment Adviser under the Investment Advisers Act of 1940, (b) a bank, as defined in that Act, or (c) an insurance company qualified to perform investment management services under the laws of more than one state of the United States, and who has acknowledged in writing that he is a fiduciary with respect to the Plan.
     Section 1.31 Leased Employee. Any person (other than an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person (“Leasing Organization”), has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, which services are performed under the primary direction or control of the Employer. Contributions or benefits provided to a Leased Employee by the Leasing Organization that are attributable to services performed for the Employer shall be treated as provided by the Employer. If applicable, Compensation under Section 1.14 includes compensation from the Leasing Organization that is attributable to services performed for the Employer.
     A Leased Employee shall not be considered an Employee of the Employer if (a) such employee is covered by a money purchase pension plan providing: (i) a nonintegrated employer contribution rate of at least ten percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement that are excludible from the employee’s gross income under Section 125, Section 132(f)(4), Section 402(e)(3), Section 402(h) or Section 403(b) of the Code, (ii) immediate participation, and (iii) full and immediate vesting; and (b) leased employees do not constitute more than 20% of the Employer’s nonhighly compensated workforce.
     Section 1.32 Limitation Year. The Plan Year.
     Section 1.33 Matching Contributions. Contributions made to the Plan by the Employer pursuant to Section 3.05. Effective January 1, 2009, Matching Contributions include Non-Safe Harbor Matching Contributions, Safe Harbor Matching Contributions and Additional Matching Contributions.
     Section 1.34 Matching Contribution Account. That portion of a Participant’s Account credited with Matching Contributions pursuant to Section 3.05, including reallocated forfeitures, if any, together with any income, gains and losses credited thereto. A Participant’s Matching Contribution Account may include one or more subaccounts, including a Non-Safe Harbor Matching Contribution Account, Safe Harbor Matching Contribution Account, and Additional Matching Contribution Account.
     Section 1.35 Net Profit. Each Participating Employer’s current or accumulated surplus, reserves and net or retained earnings determined on the basis of generally accepted accounting principles before contributions to the Trust Fund. Net Profit shall be computed on the basis of the Participating Employer’s taxable year.
     Section 1.36 Nonforfeitable. A Participant’s or Beneficiary’s unconditional claim, legally enforceable against the Plan, to all or a portion of the Participant’s Account.
     Section 1.37 Nonforfeitable Account Balance. The aggregate value of the Participant’s vested Account balances derived from Employer and Employee contributions (including Rollover Contributions and Transfer Contributions), whether vested before or upon death.
     Section 1.38 Non-highly Compensated Employee. Any Eligible Employee who is not a Highly Compensated Employee.
     Section 1.39 Non-Safe Harbor Matching Contributions. Contributions made to the Plan by the Employer pursuant to Section 3.05.A.
     Section 1.40 Non-Safe Harbor Matching Contribution Account. The portion of a Participant’s Account credited with Non-Safe Harbor Matching Contributions under Section 3.05.A., together with any income, gains and losses credited thereto.

     Section 1.41 Normal Retirement Date. The later of the date on which a Participant reaches age 65 or the fifth anniversary of the date the Participant commenced participation in the Plan. However, in no event shall the Normal Retirement Date of a Participant who had an Account balance on July 1, 1991 be later than the date such Participant reaches age 65.
     Section 1.42 Participant. An Eligible Employee who has satisfied the eligibility requirements and becomes a Participant in accordance with the provisions of Section 2.01. An Eligible Employee who becomes a Participant shall remain a Participant or Former Participant under the Plan until the Trustee has fully distributed the vested amount in his Account to him.
     Section 1.43 Participating Employer. Any subsidiary or affiliated organization of the Company electing the participate in the Plan with the consent of the Committee. A list of the Participating Employers is set forth in Appendix D, attached hereto and made a part hereof, as it may be updated from time to time.
     Section 1.44 Plan. The plan designated as the Teleflex 401(k) Savings Plan as set forth herein or in any amendments hereto. Prior to October 1, 2004, the Plan was known as the Teleflex Incorporated Voluntary Investment Plan.
     Section 1.45 Plan Administrator. The Committee or the person(s) or entity appointed by the Committee to oversee the day-to-day administration of the Plan. Effective January 1, 2008, the Committee has appointed the Financial Benefit Plans Committee, or any successor thereto, as the Plan Administrator.
     Section 1.46 Plan Year. The calendar year commencing on January 1 and ending on December 31.
     Section 1.47 Profit Sharing Contributions. Contributions made to the Plan at the discretion of the Employer pursuant to Section 3.07.
     Section 1.48 Profit Sharing Contribution Account. The portion of a Participant’s Account credited with Profit Sharing Contributions under Section 3.07, including reallocated forfeitures, if any, together with any income, gains and losses credited thereto.
     Section 1.49 Qualified Matching Contributions. Contributions made to the Plan at the discretion of the Employer pursuant to Section 3.05.E.
     Section 1.50 Qualified Matching Contribution Account. That portion of a Participant’s Account credited with Qualified Matching Contributions under Section 3.05.E., together with any income, gains and losses credited thereto.
     Section 1.51 Qualified Non-elective Contributions. Contributions (other than Matching Contributions, Profit Sharing Contributions, or Qualified Matching Contributions) made to the Plan at the discretion of the Employer pursuant to Section 3.10.
     Section 1.52 Qualified Non-elective Contribution Account. That portion of a Participant’s Account credited with Qualified Non-elective Contributions under Section 3.10, together with any income, gains and losses credited thereto.

     Section 1.53 Related Employers. A controlled group of corporations (as defined in Code Section 414(b)), trades or business (whether or not incorporated) that are under common control (as defined in Code Section 414(c)), or an affiliated service group (as defined in Code Sections 414(m) and (o)).
     Section 1.54 Required Beginning Date. The April 1 of the calendar year following the later of:
A.	the calendar year in which the Participant reaches age 70 1/2; or

B.	the calendar year in which the Participant has a Severance from Employment; provided, that this Section 1.54.B. shall not apply in the case of a Participant who is a Five-Percent Owner with respect to the Plan Year ending with the calendar year in which the Participant attains age 70 1/2.
     Section 1.55 Rollover Contributions. Contribution made to the Plan by an Employee or Participant pursuant to Section 3.14.
     Section 1.56 Rollover Contribution Account. That portion of a Participant’s Account credited with Rollover Contributions under Section 3.14, together with any income, gains and losses credited thereto.
     Section 1.57 Roth Elective Deferral Contributions. Elective Deferral Contributions that are made in accordance with and subject to the provisions of Section 402A of the Code and relevant regulations thereto and are (i) designated irrevocably by the Participant at the time of the cash or deferred election as Roth Elective Deferral Contributions that are being made in lieu of all or a portion of the pre-tax Elective Deferral Contributions the Participant is otherwise eligible to make under the Plan; and (ii) treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.
     Section 1.58 Roth Elective Deferral Contribution Account. The portion of a Participant’s Account credited with Roth Elective Deferral Contributions under Section 3.02.D., together with any income, gains and losses credited thereto.
     Section 1.59 Safe Harbor Matching Contributions. Contributions made to the Plan by the Employer pursuant to Section 3.05.B.
     Section 1.60 Safe Harbor Matching Contribution Account. The portion of a Participant’s Account credited with Safe Harbor Matching Contributions under Section 3.05.B., together with any income, gains and losses credited thereto
     Section 1.61 Service and Break in Service Definitions.
A.	Absence from Service. A severance or absence from service for any reason other than a quit, discharge, retirement or death, such as vacation, holiday, sickness, or layoff. Notwithstanding the foregoing, an absence due to an “Authorized Leave of Absence,” or qualified military service in accordance with Code Section 414(u) shall not constitute an Absence from Service.

B.	Authorized Leave of Absence. An Authorized Leave of Absence shall mean:
1.	a leave of absence, with or without pay, granted by the Employer in writing under a uniform, nondiscriminatory policy applicable to all Employees; however, such absence shall constitute an Authorized Leave of Absence only to the extent that applicable federal laws and regulations permit service credit to be given for such leave of absence;

2.	a leave of absence due to service in the Armed Forces of the United States to the extent required by Code Section 414(u); or

3.	a leave of absence authorized under the Family and Medical Leave Act, but only to the extent that such Act requires that service credit be given for such period.
C.	Break in Service. Each 12 consecutive months in the period commencing on the earlier of (i) the date on which the Employee quits, is discharged, retires or dies, or (ii) the first anniversary of the first day of any Absence from Service, within which the Employee is not credited with more than 500 Hours of Service, and ending on the date the Employee is again credited with an Hour of Service for the performance of duties for the Employer. If an Employee is on maternity or paternity leave, and the absence continues beyond the first anniversary of such absence, the Employee’s Break in Service will commence no earlier than the second anniversary of such absence. The period between the first and second anniversaries of the first date of a maternity or paternity leave is not part of either a Period of Service or a Break in Service. The Plan Administrator shall consider an Employee on maternity or paternity leave if the Employee’s absence is due to the Employee’s pregnancy, the birth of the Employee’s child, the placement with the Employee of an adopted child, or the care of the Employee’s child immediately following the child’s birth or placement. Notwithstanding the foregoing, if such maternity or paternity leave constitutes an Authorized Leave of Absence, such leave shall not be considered part of a Break in Service.

D.	Employment Commencement Date. The date upon which an Employee first performs an Hour of Service for the Employer.

E.	Hour of Service. Hour of Service shall mean:
1.	Each hour for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties during the Plan Year. The Plan Administrator shall credit Hours of Service under this subparagraph 1. to the Employee for the Plan Year in which the Employee performs the duties, irrespective of when paid;

2.	Each hour for which the Employer, either directly or indirectly, pays and Employee, or for which the Employee is entitled to payment (irrespectively of whether the employment relationship is terminated), for reasons other than the performance of duties during a computation period, such as leaves of absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty. There shall be excluded from the foregoing those periods during which payments are made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws. An Hour of Service shall not be credited where an employee is being reimbursed solely for medical or medically related expenses. The Plan Administrator shall not credit more than 501 Hours of Service under this Section 1.61.E.2. to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single computation period). The Plan Administrator shall credit Hours of Service under this Section 1.61.E.2. in accordance with the rules of paragraphs (b) and (c) of Department of Labor Regulations Section 2530.200b-2, which the Plan, by this reference, specifically incorporates in full within this Section 1.61.E.2.; and

3.	Each hour for back pay, irrespective of mitigation of damages, to which the Employer has agreed or for which the Employee has received an award. The Plan Administrator shall credit Hours of Service under this Section 1.61.E.3. to the Employee for the computation period(s) to which the award or the agreement pertains rather than for the computation period in which the award, agreement or payment is made.
The Plan Administrator shall not credit an Hour of Service under more than one of the above paragraphs. Furthermore, if the Plan Administrator is to credit Hours of Service to an Employee for the 12-month period beginning with the Employee’s Employment Commencement Date or with an anniversary of such date, then the 12-month period shall be substituted for the term “Plan Year” wherever the latter term appears in this Section. A computation period for purposes of this Section 1.61 is the Plan Year, Break-in-Service period or other period, as determined under the Plan provision for which the Plan Administrator is measuring an Employee’s Hours of Service. The Plan Administrator will resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.

The Plan Administrator shall credit every Employee with Hours of Service on the basis of the “actual” method; provided that with respect to an Employee for whom hours of employment are not normally recorded, the Plan Administrator may, in accordance with rules applied in a uniform and nondiscriminatory manner, elect to credit Hours of Service using one or more of the following equivalencies:

Basis upon Which Records	Credit Granted to Individual
Are Maintained	For Period
Shift	actual hours for full shift

Day	10 Hours of Service

Week	45 Hours of Service

Semi-monthly period	95 Hours of Service

Month	190 Hours of Service
For purposes of this Plan, the “actual” method means the determination of Hours of Service from records of hours worked and hours for which the Employer makes payment or for which payment is due from the Employer.

Hours of Service will be credited for employment with other members of a group of Related Employers of which the Employer is a member. Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan to the extent required under Code Sections 414(n) or 414(o) and the Treasury Regulations promulgated thereunder.

Solely for purposes of determining whether the Employee incurs a Break in Service under any provision of this Plan, the Plan Administrator shall credit Hours of Service during an Employee’s unpaid absence period due to maternity or paternity leave. The Plan Administrator shall consider an Employee on maternity or paternity leave if the Employee’s absence is due to the Employee’s pregnancy, the birth of the Employee’s child, the placement with the Employee of an adopted child, or the care of the Employee’s child immediately following the child’s birth or placement. The Plan Administrator shall credit only the number (up to five hundred one (501) Hours of Service) necessary to prevent an Employee’s Break in Service. The Plan Administrator shall credit all Hours of Service described in this paragraph to the computation period in which the absence period begins or, if the Employee does not need these Hours of Service to prevent a Break in Service in the computation period in which his absence period begins, the Plan Administrator shall credit these Hours of Service to the immediately following computation period. Further, if required by the Family and Medical Leave Act, time on a leave of absence, whether or not paid, shall count in determining Service and Hours of Service.

F.	Period of Severance. The period commencing on any Severance from Service Date and ending on the date an Employee is again credited with an Hour of Service for the performance of duties for the Employer.

G.	Re-employment Commencement Date. The date upon which an Employee first performs an Hour of Service for the Employer following a Break in Service.

H.	Severance from Employment. A separation from Service with the Employer maintaining this Plan and any Related Employers such that the Employee no longer has an employment relationship with the Employer or any Related Employers that maintain the Plan. In addition, a Severance from Employment shall be deemed to occur with respect to the Employees of a Related Employer effective as of the date such Related Employer ceases to qualify as a Related Employer to the Employer, unless such employer continues to maintain the Plan with the consent of the Company.

I.	Service. Any period of time the Employee is in the employ of the Employer, whether before or after adoption of the Plan, determined in accordance with reasonable and uniform standards and policies adopted by the Plan Administrator, which standards and policies shall be consistently observed. For purposes of counting an Employee’s Service, the Plan shall treat an Employee’s Service with employers who are part of a group of Related Employers of which the Employer is a member as Service with the Employer for the period during which the employers are Related Employers. Service for purposes of determining eligibility to participate and vesting may also be granted for an Employee’s Period of Service prior to the date his employer became a Related Employer if such Service is granted in accordance with the requirements of Code Section 401(a)(4) and the regulations thereunder. For all Plan purposes, the Plan shall treat the following periods as Service:
1.	any Authorized Leave of Absence, subject to the service crediting limitations set forth in Section 1.61.B;

2.	any qualified military service in accordance with Section 414(u) of the Code; and

3.	any other absence during which the Participant continues to receive his regular Compensation.
J.	Severance from Service Date. The earlier of (i) the date on which an Employee quits, is discharged, retires, or dies, or (ii) the first anniversary of the first date of any Absence from Service.

K.	Year of Service. Except as otherwise provided in Appendix D to the Plan:
1.	For purposes of Article II relating to eligibility to participate, a 12 consecutive month period beginning on the date an Employee performs his first Hour of Service (or his Re-employment Commencement Date) and each anniversary thereof during which such Employee is credited with at least 1,000 Hours of Service with the Employer; and

2.	For all other purposes under the Plan, a 12 consecutive month period beginning on the date an Employee performs his first Hour of Service (or his Re-employment Commencement Date) and each anniversary thereof, without regard to any number of Hours of Service.

3.	Subject to the requirements of the Code and at the discretion of the Board, a continuous period of service as an employee of an entity before such entity becomes an Employer shall be counted for purpose of eligibility to participate under Article II of vesting under Article IV. The amount of any such service, as approved by the Board, shall be specified in the declaration by which such entity joins the Plan.
     Section 1.62 Spouse. The lawful spouse of the Participant as determined under the law of the state where the Participant resides at the date of determination.
     Section 1.63 Stock. The voting common stock of the Company of the same class and having the same voting and dividend rights as the common stock of the Company that from time to time is listed for public trading on a national securities exchange.
     Section 1.64 Transfer Contributions. Contribution made to the Plan by an Employee or Participant pursuant to Section 3.14.
     Section 1.65 Transfer Contribution Account. That portion of a Participant’s Account credited with Transfer Contributions under Section 3.14, together with any income, gains and losses credited thereto.
     Section 1.66 Treasury Regulations. Regulations promulgated under the Internal Revenue Code by the Secretary of the Treasury.
     Section 1.67 Trust. The Trust known as the Teleflex Incorporated Master Trust and maintained in accordance with the terms of the trust agreement, as from time to time amended, between Teleflex Incorporated and the Trustee.
     Section 1.68 Trust Fund. All property of every kind held or acquired by the Trustee under the Trust agreement other than incidental benefit insurance contracts.
     Section 1.69 Trustee. Effective September 30, 2004, Vanguard Fiduciary Trust Company, a Pennsylvania Trust Company, or such other entity or person(s) that subsequently may be appointed by Teleflex Incorporated.
     Section 1.70 Unallocated ESOP Stock Account. The suspense account maintained by the Trustee to hold ESOP Stock pursuant to Section 3.19 that has not yet been allocated to the Accounts of Participants.
     Section 1.71 Valuation Date. Each day on which the New York Stock Exchange is open for trading.

     Section 1.72 Terms Defined Elsewhere.

Actual Contribution Percentage	Appendix F
Actual Deferral Percentage	Appendix F
Aggregate Limit	Appendix F
Annual Additions	Appendix F
Cash-out Distribution	5.02.A.
Contribution Percentage	Appendix F
Contribution Percentage Amounts	Appendix F
Determination Date	Section 11.05.G.
Direct Rollover	Section 6.05.B.4.
Distributee	Section 6.05.B.3.
Elective Deferrals	Appendix F
Eligible Retirement Plan	Section 6.05.B.2.
Eligible Rollover Distribution	Section 6.05.B.1.
Employer Common Stock Fund	Section 8.05
Excess Aggregate Contributions	Appendix F
Excess Compensation	Appendix F
Excess Compensation Deferrals	Appendix F
Excess Elective Deferrals	Appendix F
Forfeiture Break in Service	Section 4.02
Gap Period	Appendix F
Investment Funds	Section 8.05
Key Employee	Section 11.05A.
Limitation Year	Appendix F
Maximum Permissible Amount	Appendix F
Non-Key Employee	Section 11.05.B.
Permissive Aggregation Group	Section 11.05.E.
Projected Annual Benefit	Appendix F
Qualified Joint and Survivor Annuity	Appendix F
Required Aggregation Group	Section 11.05.D.
Tender Offer	Section 8.05
Top Heavy	Section 11.03

ARTICLE II
ELIGIBILITY AND PARTICIPATION
     Section 2.01 ELIGIBILITY.
A.	Each Eligible Employee who was a Participant in the Plan on the day before the Effective Date of this restated Plan shall continue as a Participant in this Plan as restated.

B.	Effective as of January 1, 2009, except as otherwise provided in Appendix D for purposes of Profit Sharing Contribution, each Eligible Employee shall be eligible to become a Participant on his date of hire by an Employer. Except as otherwise provided in Appendix D for purposes of Profit Sharing Contributions, each Employee shall become a Participant on the date he becomes an Eligible Employee of an Employer.

C.	Prior to January 1, 2009, each Eligible Employee shall be eligible to become a Participant in the Plan upon completing a period of service established by the Employer and set forth in Appendix D, which shall not exceed one Year of Service.

D.	Each person who was an active employee of Arrow International, Inc. (“Arrow”) or any of its Subsidiaries (as set forth in Section 3.01(b) of the Disclosure Letter to the Agreement and Plan of Merger among Teleflex Incorporated, AM Sub Inc. and Arrow International, Inc.) immediately prior to October 1, 2007 shall receive full credit for purposes of eligibility to participate in the Plan for his most recent continuous period of service with Arrow or any of its Subsidiaries to the same extent recognized by Arrow or any of its Subsidiaries immediately prior to October 1, 2007, except to the extent such credit would result in duplication of benefits for the same period of service.
     Section 2.02 PARTICIPATION UPON RE-EMPLOYMENT.
A.	Prior to January 1, 2009, an Eligible Employee who experienced a Severance from Employment after satisfying the conditions for eligibility under Section 2.01 shall be eligible to participate in the Plan:
1.	as though his employment had been uninterrupted if he is reemployed as an Eligible Employee before incurring a Break-in Service; or

2.	as of the first day of the payroll period immediately following his date of reemployment as an Eligible Employee if he has incurred a Break-in-Service.

A rehired Employee who had not previously met the conditions for eligibility may become a Participant upon meeting such conditions and upon application for participation in accordance with Section 2.03.

B.	Effective as of January 1, 2009, an Eligible Employee who experiences a Severance from Employment shall be eligible to participate in the Plan:
1.	as though his employment had been uninterrupted if he is reemployed as an Eligible Employee before incurring a Break-in Service; or

2.	as of the first day of the payroll period immediately following his date of reemployment as an Eligible Employee if he has incurred a Break-in-Service.
     Section 2.03 ENROLLMENT. As soon as administratively practicable, the Plan Administrator shall notify each Employee who is eligible to make Elective Deferral Contributions to the Plan and shall explain the rights, privileges and duties of a Participant in the Plan.
A.	Prior to January 1, 2009, each Eligible Employee who has satisfied the conditions for eligibility under Section 2.01 shall become a Participant on the first day of the first payroll period immediately following his filing a written election with the Plan Administrator (or complying with such other reasonable enrollment procedures as the Plan Administrator may implement) or at such other time as designated by his Employer. The Eligible Employee’s election shall authorize the Employer to withhold the percentage of his Compensation to be paid into his Elective Deferral Contribution Account and provide such additional information as the Plan Administrator may reasonably require. The Plan Administrator may establish additional rules and procedures governing the time and manner in which enrollments shall be processed.

B.	Effective as of January 1, 2009, each Eligible Employee who has satisfied the conditions for eligibility under Section 2.01 shall become a Participant on his date of hire by an Employer regardless of whether he has filed a written election (or complied with such other reasonable enrollment procedures as the Plan Administrator may implement). Unless and until the Eligible Employee makes an election otherwise, the Eligible Employee shall be deemed to have authorized the Employer to withhold the percentage of his Compensation set forth in Section 3.02.C. to be paid into his Elective Deferral Contribution Account. The Plan Administrator may establish additional rules and procedures governing the time and manner in which enrollments shall be processed.

C.	Notwithstanding the above, to the extent provided in Appendix D with respect to Profit Sharing Contributions, an Eligible Employee shall become a Participant on the date set forth in Appendix D or, if there is no date set forth in Appendix D, on the first day of the first payroll period immediately following the date the Eligible Employee satisfies the conditions for eligibility under Section 2.01.

     Section 2.04 TRANSFERS BETWEEN PARTICIPATING EMPLOYERS. A Participant who is an Eligible Employee and who transfers employment from one Employer to another Employer shall continue to participate in the Plan. An Employee who is an Eligible Employee shall continue to be an Eligible Employee following a transfer between Employers as if the Eligible Employee had performed all Service during the Plan Year for the Employer to which the Eligible Employee is transferred. An Employee of an Employer who becomes an Eligible Employee shall become a Participant in the Plan in accordance with Sections 2.01 and 2.03, above. A Participant who ceases to be an Eligible Employee shall cease to be eligible to make or receive contributions under the Plan as of the last day of the payroll period during which he ceases to be an Eligible Employee.

ARTICLE III
CONTRIBUTIONS
     Section 3.01 INDIVIDUAL ACCOUNTS. The Plan Administrator shall establish an Account for each Participant and Former Participant having an amount to his credit in the Trust Fund. Each Account shall be divided into separate subaccounts, as applicable, for “Elective Deferral Contributions,” “Catch-Up Contributions,” “Roth Elective Deferral Contributions,” “Non-Safe Harbor Matching Contributions,” “Safe Harbor Matching Contributions”, “Additional Matching Contributions,” and “Profit Sharing Contributions.” If a Participant has made a “Rollover Contribution” or “Transfer Contribution,” as defined below, or if the Employer elects to make “Qualified Non-elective Contributions” or “Qualified Matching Contributions,” as defined below, separate subaccounts shall be established for such contributions. In addition, if a Participant made “After-tax Contributions” prior to January 1, 1987, a separate subaccount referred to as the “After-tax Contribution Account” shall be established for the Participant. Furthermore, if a Participant re-enters the Plan subsequent to a “Forfeiture Break in Service” (as defined in Section 4.02), a separate Account shall be maintained for the Participant’s pre-Forfeiture Break in Service Account and a separate Account for his post-Forfeiture Break in Service Account, unless the Participant’s entire Account under the Plan is 100% Nonforfeitable. Allocations shall be made to the Accounts of the Participants in accordance with the provisions of Section 10.14. The Plan Administrator may direct the Trustee to maintain a temporary segregated investment Account in the name of a Participant to prevent a distortion of income, gain, or loss allocations under Section 10.14. The Plan Administrator shall ensure that records are maintained for all Account allocations and related recordkeeping activities.
     Section 3.02 PARTICIPANT CONTRIBUTIONS.
A.	Elective Deferral Contributions.
1.	Contribution Limits. For any Plan Year, each Participant may have allocated to his Account an amount of his Compensation for such Plan Year, which amount shall be a whole percentage, rounded to the nearest dollar, of not less than two percent but not more than the lesser of $13,000 ($15,500 in 2008) (or such larger dollar amount as the Commissioner of the Internal Revenue may prescribe in accordance with Code Section 402(g)(4)) or 50% of his Compensation for such Plan Year (as may be adjusted from time to time by the Committee). Such amount shall be known as the Participant’s “Elective Deferral Contributions.” Effective January 1, 2006, except for occasional, bona fide administrative considerations, Elective Deferral Contributions cannot be made before the earlier of (1) the performance of Services with respect to which the contributions are made; or (2) the date that the Compensation, which is subject to the Elective Deferral Contribution election, would be currently available to the Participant in the absence of the election. Notwithstanding any other provision hereunder, effective January 1, 2008, Elective Deferral Contributions may not be made from any element of Compensation that does not meet the requirements set forth in Section 1.14 and Code Section 415 and the Treasury Regulations issued thereunder.

2.	Amount of Elective Deferral Contribution. Effective January 1, 2009, a Participant’s Compensation for a Plan Year shall be reduced by: (i) the amount of the Elective Deferral Contributions affirmatively elected by the Participant for such Plan Year; or (ii) the amount of Elective Deferral Contributions made pursuant to Section 3.02.C.
B.	Catch-Up Contributions. Effective for contributions made on or after January 1, 2002, each Participant who is eligible to make Elective Deferral Contributions under this Plan and who has or will attain at least age 50 before the close of the Plan Year shall be eligible to defer an additional amount of his Compensation for such Plan Year (known as “Catch-up Contributions”), which such amount shall not exceed the dollar amount prescribed in Code Section 414(v) (e.g., $3,000 in 2004 and $5,000 in 2008). Such Catch-up Contributions shall be made in accordance with, and subject to the limitations of, Code Section 414(v) for that Plan Year. Such Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 401(k)(13), 410(b), or 416, as applicable, by permitting the making of such Catch-up Contributions.

C.	Automatic Election Contributions. Effective January 1, 2009, each Eligible Employee and Participant who has not affirmatively elected to make Elective Deferral Contributions under the Plan or affirmatively elected to make no Elective Deferral Contributions under the Plan shall automatically begin making Elective Deferral Contributions to the Plan at the “qualified percentage” (described below) of Compensation on the later of January 1, 2009 or on the date he becomes a Participant. Subject to the limits set forth in Section 3.02.A.1. and Appendix F, such Eligible Employees and Participants will be deemed to have elected to defer 3% (referred to herein as the “qualified percentage”) of their Compensation under the Plan on a pre-tax basis for each payroll period during the 2009 Plan Years unless and until they affirmative elect otherwise by filing a written election with the Plan Administrator (or complying with such other reasonable election procedures as the Plan Administrator may implement) or cease to be Eligible Employees. The qualified percentage for Participants who have been automatically enrolled in the Plan and have not otherwise made an affirmative election with respect to their Elective Deferral Contribution percentage (including an election not to make Elective Deferral Contributions) shall increase by 1% for each of the next three Plan Years (i.e., up to 6%). The Elective Deferral Contributions made pursuant to Article III, along with the Safe Harbor Matching Contributions made pursuant to Section 3.05.B., are intended to satisfy the requirements to be a qualified automatic contribution arrangement within the meaning of Code Section 401(k)(13) and the Treasury Regulations and other guidance issued thereunder.

D.	Roth Elective Deferral Contributions.
1.	General Application. Effective as of January 1, 2006, the Plan will accept Roth Elective Deferral Contributions made on behalf of the Participants. A Participant’s Roth Elective Deferral Contributions shall be allocated to a separate account maintained for such contributions as described in Section 3.02.D.2. Unless specifically stated otherwise, Roth Elective Deferral Contributions shall be treated Elective Deferral Contributions for all purposes under the Plan.

2.	Separate Accounting. Contributions and withdrawals of Roth Elective Deferral Contributions shall be credited and debited to the Roth Elective Deferral Contribution Account maintained for each Participant. The Plan shall maintain a record of the amount of Roth Elective Deferral Contributions in each Participant’s Account. Gains, losses and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Elective Deferral Contribution Account and the Participant’s other Accounts under the Plan. No contributions other than Roth Elective Deferral Contributions and properly attributable earnings will be credited to each Participant’s Roth Elective Deferral Contribution Account.

3.	Direct Rollovers. Notwithstanding Section 3.14 of the Plan, a direct rollover of a distribution from a Participant’s Roth Elective Deferral Contribution Account under the Plan will only be made to another Roth elective deferral contribution account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c). Notwithstanding Section 3.14 of the Plan, the Plan shall accept a Rollover Contribution to a Participant’s Roth Elective Deferral Contribution Account only if it is a direct rollover from another Roth elective deferral contribution account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c). Eligible rollover distributions from a Participant’s Roth Elective Deferral Contribution Account shall be taken into account in determining whether the Participant’s vested Account under the Plan exceeds $1,000 for purposes of Section 5.02 of the Plan.

4.	Correction of Excess Contributions. In the case of a distribution of Excess Contributions, a Highly Compensated Employee may designate the extent to which the excess amount is composed of pre-tax Elective Deferral Contributions and Roth Elective Deferral Contributions but only to the extent such types of contributions were made for the Plan Year. If the Highly Compensated Employee does not designate which type of Elective Deferral Contributions are to be distributed, the Plan will distribute pre-tax Elective Deferral Contributions first.

     Section 3.03 CHANGES AND SUSPENSIONS OF ELECTIVE DEFERRAL CONTRIBUTIONS, CATCH-UP CONTRIBUTIONS AND/OR ROTH ELECTIVE DEFERRAL CONTRIBUTIONS. A Participant may change the rate of Elective Deferral Contributions, Catch-Up Contributions and/or Roth Elective Deferral Contributions to his Account at any time during each Plan Year, effective for the first payroll period for which it is administratively feasible to change the rate of such Participant’s Elective Deferral Contributions, Catch-Up Contributions and/or Roth Elective Deferral Contributions, by communicating such rate change in accordance with uniform rules and procedures established by the Plan Administrator regarding the timing and manner of making such elections. In addition, a Participant may at any time elect to suspend all contributions to his Account, effective for the first payroll period for which it is administratively feasible to stop such Participant’s Elective Deferral Contributions, Catch-Up Contributions and/or Roth Elective Deferral Contributions, by giving advance notice in any manner specified by the Plan Administrator. An election to recommence contributions shall be effective for the first payroll period in which it is administratively feasible to begin deferral withholdings. All suspensions and recommencements of Elective Deferral Contributions, Catch-Up Contributions and/or Roth Elective Deferral Contributions shall be made in the manner and at the times specified in uniform rules and procedures established by the Plan Administrator, which rules and procedures may be changed from time to time.
     Section 3.04 REFUNDS OF DEFAULT ELECTIVE DEFERRAL CONTRIBUTIONS. A Participant who makes Elective Deferral Contributions to the Plan pursuant to Section 3.02.C. may elect to make a withdrawal of such Elective Deferral Contributions (and earnings attributable thereto). Such election must be made no later than 90 days after the date of the first default Elective Deferral Contribution under the Plan. For this purposes, the date of the first default Elective Deferral Contribution is the date that the Compensation that is subject to the default election would otherwise have been included in the Participant’s income. A Participant shall make an election under this Section 3.04 in accordance with uniform rules and procedures established by the Plan Administrator. The effective date of an election under this Section 3.04 shall be no later than the last day of the payroll period that begins after the date the Participant makes the election in accordance with uniform rules and procedures established by the Plan Administrator. The amount that shall be distributed under this Section 3.04 is equal to the amount of default Elective Deferral Contributions made under the Plan through the effective date of the election (adjusted for allocable gains and losses to the date of distribution). In addition, the amount distributed to the Participant under this Section 3.04 may be reduced by any fees generally applicable to distributions. Further, any Matching Contributions made with respect to Elective Deferral Contributions distributed to a Participant pursuant to this Section 3.04 shall be forfeited. A distribution may be made under this Section 3.04 without regard to any notice or consent otherwise required by Code Sections 401(a)(11) or 417.
     Section 3.05 MATCHING AND QUALIFIED MATCHING CONTRIBUTIONS.
A.	Non-Safe Harbor Matching Contributions. For Plan Years beginning prior to January 1, 2009, and for Plan Years beginning on and after January 1, 2009 with respect to any Employer that is designated by the Committee as a separate line of business and authorized by the Committee to make a Matching Contribution that is different than the Matching Contribution set forth in Section 3.05.B., an Employer may contribute to the Account of each eligible Participant employed by it “Non-Safe Harbor Matching Contributions” in an amount determined by the Employer from time to time in its discretion, subject to the approval of the Committee. The Non-Safe Harbor Matching Contributions shall be made from an Employer’s

Net Profit in accordance with Appendix D, in an amount (when added to forfeitures of Matching Contributions that are reallocated pursuant to Appendix F.05) that does not exceed:
1.	a percentage, elected by each Employer, of such Participant’s Elective Deferral Contributions made under Section 3.02 (as set forth in Appendix D), minus

2.	the fair market value of ESOP Stock allocated to the Accounts of such Participants under Section 3.17 (Matching Contributions-ESOP Stock Allocation).
The discretionary Non-Safe Harbor Matching Contribution amounts or rates of contribution in any year may vary, in the Employer’s discretion and among Employers or divisions, subject to the approval of the Committee, and the discretionary amounts so contributed shall be allocated among the eligible Participants of such Employers or divisions. However, the rate of the Non-Safe Harbor Matching Contribution shall not increase as the rate of a Participant’s Elective Deferral Contributions increase. Further, the Non-Safe Harbor Matching Contributions made for any eligible Highly Compensated Employee at any rate of Elective Deferral Contributions cannot be greater than that for any eligible Non-highly Compensated Employee who makes Elective Deferral Contributions at the same rate. Whenever different levels of Non-Safe Harbor Matching Contributions are provided for the Plan Year on behalf of different Employers or divisions, the Plan Administrator shall notify the Trustee, in writing, of the amount of the contribution allocable to each group for allocation to the eligible Participants employed within each such group. Each level of Non-Safe Harbor Matching Contribution for a Plan Year is also required to satisfy Code Section 401(a)(4).

B.	Safe Harbor Matching Contributions. For Plan Years beginning on and after January 1, 2009, except any Employer that is designated by the Committee as a separate line of business and authorized by the Committee to make a different Matching Contribution, the Employer will contribute Safe Harbor Matching Contributions to the Account of each Participant employed by it in an amount equal to 100% of a Participant’s Elective Deferral Contributions up to 5% of the Participant’s Compensation. The Safe Harbor Matching Contributions made pursuant to this Section 3.05.B. are intended to satisfy the matching contribution requirement in Code Section 401(k)(13)(D) for the Plan to be a qualified automatic contribution arrangement.

C.	Additional Matching Contributions. With the prior approval of the Committee, for any Plan Year an Employer may elect to make Matching Contributions in addition to those described in Sections 3.05.A. or B. Matching Contributions made pursuant to this Section 3.05.C. are referred to as “Additional Matching Contributions.” In addition to any other limitations on Matching Contributions under the Plan, Employers making Safe Harbor Matching Contributions under Section 3.05.B. shall not make Additional Matching Contributions under this Section 3.05.C. in an amount which would cause the Plan to fail to satisfy the requirements of

Code Section 401(m)(11). Pursuant to applicable Treasury Regulations, the limitation on a Matching Contribution made at such Employer’s discretion on behalf of a Participant is an amount which, in the aggregate, does not exceed 4% of the Participant’s Compensation. This limitation shall be observed only to the extent required by law to meet the requirements for the safe harbor under Code Section 401(m)(11).
D.	Except where the context indicates otherwise, Non-Safe Harbor Matching Contributions, Safe Harbor Matching Contributions, and Additional Matching Contributions shall be referred to in the Plan collectively as “Matching Contributions.”

E.	Qualified Matching Contributions. If the Employer so elects, the Employer may also make Matching Contributions to the Plan that are “Qualified Matching Contributions.” Qualified Matching Contributions shall mean Matching Contributions that are at all times Nonforfeitable and subject to the distribution requirements of Section 401(k) of the Code when made to the Plan. Additional contributions subject to these rules may be made by the Employer, or some of all of the existing Matching Contributions can be designated as fully vested and subject to the distribution restrictions in order to satisfy these rules. Furthermore, the election to make any Qualified Matching Contributions may also vary among the Employers or divisions of the Employer.

A Participating Employer may make a Qualified Matching Contribution that is taken into account for purposes of the Actual Deferral Percentage test only to the extent the Qualified Matching Contribution is a Matching Contribution that is not precluded from being taken into account under the Actual Contribution Percentage test for the Plan Year under the rules of Treasury Regulations Section 1.401(m)-2(a)(5)(ii). Further, Qualified Matching Contributions cannot be taken into account for purposes of the Actual Deferral Percentage test to the extent such contributions are taken into account for purposes of satisfying any other actual deferral percentage test, any actual contribution percentage test, or the requirements of Treasury Regulations Sections 1.401(k)-3, 1.401(m)-3 or 1.401(k)-4. In addition, a Qualified Matching Contribution that is taken into account for purposes of the Actual Deferral Percentage test may not be taken into account for purposes of the Actual Contribution Percentage test.

F.	Additional Provisions Regarding Matching Contributions.
1.	An Employer may make a Matching Contribution on behalf of another Employer in any case where the latter is prevented from making such contribution because its Net Profit is insufficient to allow it to make such contribution. In addition, the Employers shall contribute for each Plan Year an amount sufficient to discharge all indebtedness due during such Plan Year with respect to all ESOP Loans. The Employers shall designate the ESOP Loan to which a contribution is to be applied, and the

Trustee shall apply such contribution to the ESOP Loan so designated.
2.	Except for forfeitures, released ESOP shares and occasional bona fide administrative considerations, an Employer contribution is not a Matching Contribution made on account of a Elective Deferral Contribution if it is contributed before the Elective Deferral Contribution election is made or before the performance of Services with respect to which the Elective Deferral Contribution is made (or when the cash that is subject to the Elective Deferral Contribution election would be currently available, if earlier).

3.	The Employer shall not make a Matching Contribution to the Trust for any Participant to the extent that the contribution would exceed the Participant’s “Maximum Permissible Amount” as described in Appendix F.
     Section 3.06 MATCHING CONTRIBUTION ALLOCATION AND ACCRUAL OF BENEFIT. Only Participants who have made Elective Deferral Contributions during the Plan Year shall be eligible to share in the allocation of Matching Contributions as set forth in Section 3.05. Catch-Up Contributions under this Plan are eligible for Matching Contributions. In all cases, the allocation of Matching Contributions or Qualified Matching Contributions shall be based on the amount or rate established in advance for such contributions relative to the Elective Deferral Contributions being matched. Although Matching Contributions may be contributed periodically throughout the Plan Year, the allocation applicable to any Participant shall be adjusted as necessary to attain the appropriate allocation rate for the Plan Year as a whole. No Matching Contributions shall be made, however, with respect to “Excess Compensation Deferrals.”
     Matching Contributions shall become Nonforfeitable in accordance with Section 4.01 of the Plan. In any event, Matching Contributions shall be fully vested and Nonforfeitable upon attainment of Normal Retirement Age, death or Disability while still actively employed, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Employer contributions. Forfeitures of Matching Contributions, other than Excess Aggregate Contributions, shall be made in accordance with Section 4.03 of the Plan.
     Section 3.07 PROFIT SHARING CONTRIBUTIONS. For each Plan Year, each Employer may contribute to the Trust such portion, if any, of the Employer’s Net Profit for its taxable year ending with or within such Plan Year as the board of directors (or other governing body) of the Employer may determine. Any contributions made pursuant to this Section 3.07 is referred to as a “Profit Sharing Contributions.” The Employer shall not make a Profit Sharing Contribution to the Trust for any taxable year to the extent the contribution would exceed the maximum deduction limitations under Code Section 404 or fail to satisfy the requirements of Code Sections 401(a)(4) or 410(b). All Profit Sharing Contributions are conditioned on their deductibility under the Code. In addition, a Profit Sharing Contribution allocated.

     Section 3.08 PROFIT SHARING CONTRIBUTION ALLOCATION AND ACCRUAL OF BENEFIT.
A.	Method of Allocation. An Employer’s Profit Sharing Contributions, if any, for a Plan Year (plus amounts forfeited from Participants’ Profit Sharing Contribution Accounts under Section 3.13) shall be allocated to each eligible Participant who is employed by that Employer in accordance with Appendix D; provided, however, that the allocation to each eligible Participant shall be in the proportion that each such eligible Participant’s Compensation bears to the total Compensation of all eligible Participants who are employed by that Employer.

B.	Accrual of Benefit. The Plan Administrator shall determine the accrual of a Participant’s benefit on the basis of the Plan Year. In allocating any Profit Sharing Contributions to a Participant’s Account, the Plan Administrator, subject to Section 11.01, shall take into account only Compensation paid to the Employee during the portion of the Plan Year during which the Employee was a Participant. Notwithstanding any other provision to the contrary, a Profit Sharing Contribution shall not be allocated to a Participant’s Account to the extent the contribution would exceed the Participant’s “Maximum Permissible Amount” under Appendix F, Section F.07. of the Plan. If Participants must satisfy allocation requirements in order to receive an allocation of any Profit Sharing Contributions, such allocation requirements shall not apply to Participants who experience a Severance from Employment during the applicable Plan Year after their Normal Retirement Date or due to death or Disability. If, in any given Plan Year, the Plan fails to satisfy the requirements of Code Section 410(b)(1), any Hours of Service requirement to receive an allocation of Profit Sharing Contributions shall be disregarded for that Plan Year with respect to the Participant(s) with the next highest number of Hours of Service and continuing with each Participant, one by one, until the Plan satisfies the requirements of Code Section 410(b)(1). If, after eliminating any Hours of Service allocation requirement for all Participants, the Plan still fails to satisfy the requirements of Code Section 410(b)(1), a last day of the Plan Year allocation requirement, if any, shall be eliminated with respect to the Participant(s) who incurred a Severance from Employment with the Employer latest in the Plan Year, and continuing with each Participant, one by one, until the Plan satisfies the requirements of Code Section 410(b)(1).
     Section 3.09 AFTER-TAX CONTRIBUTIONS. Participants shall not be permitted to make After-tax Contributions to the Plan after January 1, 1987.
     Section 3.10 QUALIFIED NON-ELECTIVE CONTRIBUTIONS. If it so elects, the Employer may make “Qualified Non-elective Contributions” under the Plan on behalf of all Participants or all Participants who are Non-highly Compensated Employees in order to satisfy either the Actual Deferral Percentage test or the Actual Contribution Percentage test. For purposes of this Article III, Qualified Non-elective Contributions shall mean contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants’ Accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are Nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferral Contributions and Qualified Matching Contributions. Qualified Non-elective Contributions shall be allocated to

Participants’ Accounts in the same proportion that each Participant’s Compensation for the Plan Year for which the Employer makes the contribution bears to the total Compensation of all Participants for the Plan Year (or of all Non-highly Compensated Participants, as applicable).
     Qualified Non-elective Contributions cannot be taken into account for purposes of the Actual Deferral Percentage test to the extent such contributions are taken into account for purposes of satisfying any other actual deferral percentage test, any actual contribution percentage test, or the requirements of Treasury Regulations Sections 1.401(k)-3, 1.401(m)-3 or 1.401(k)-4. If the Plan switches from the current Plan Year testing method to the prior Plan Year testing method Pursuant to Treasury Regulation Section 1.401(k)-2(c), the Qualified Non-elective Contributions that are taken into account under the current Plan Year testing method for a Plan Year may not be taken into account under the prior Plan Year testing method for the next Plan Year.
     Qualified Non-elective Contributions cannot be taken into account for purposes of the Actual Contribution Percentage test to the extent such contributions are taken into account for purposes of satisfying any other actual contribution percentage test, any actual deferral percentage test, or the requirements of Treasury Regulations Sections 1.401(k)-3, 1.401(m)-3 or 1.401(k)-4. If this Plan switches from the current Plan Year testing method to the prior Plan Year testing method pursuant to the Treasury Regulation Section 1.401(m)-2(c)(1). Qualified Non-elective Contributions that are taken into account under the current Plan Year testing method for a Plan Year may not be taken into account under the prior Plan Year testing method for the next Plan Year.
     Section 3.11 TIME OF PAYMENT OF CONTRIBUTION. The Employer may make its contribution for each Plan Year in one or more installments of cash or ESOP Stock without interest. The Employer must make its contribution that Participants have elected to defer under Section 3.02 in cash as soon as such amounts may reasonably be segregated from the Employer’s general assets, but in no event later than 15 business days after the end of the calendar month in which such amounts were withheld from the Participant’s Compensation, or such later time as may be permitted by regulations under ERISA and Section 401(k) of the Code. The Employer must make the balance, if any, of its contribution to the Trustee within the time prescribed (including extensions) for filing its tax return for the taxable year for which it claims a deduction for its contribution, in accordance with Code Section 404(a)(6).
     Section 3.12 FORM OF PAYMENT OF EMPLOYER CONTRIBUTIONS.
A.	In General. Matching Contributions, Qualified Matching Contributions, Qualified Non-elective Contributions, and Profit Sharing Contributions made under the Plan shall be made in ESOP Stock, cash, or both; provided that contributions intended to satisfy an ESOP Loan shall not be made in ESOP Stock. Matching Contributions, Qualified Matching Contributions, Qualified Non-elective Contributions, and/or Profit Sharing Contributions not intended to satisfy an ESOP Loan shall promptly be invested in ESOP Stock. The value of each share contributed shall be the Stock’s closing price per share on the New York Stock Exchange for the last trading day immediately preceding the date the ESOP Stock is contributed to the Plan.

B.	Disposition of Contributions. ESOP Stock purchased under Section 5.08 shall be held in Trust, and when allocated in accordance with Section 3.16 shall remain so allocated to Participants’ Accounts until distributed in accordance with Article V or otherwise disposed of in accordance with the Plan and Trust.
     Section 3.13 ALLOCATION OF FORFEITURES. Subject to any restoration allocation required under Section 4.04 of the Plan, the Plan Administrator shall allocate and use the amount of a Participant’s benefit forfeited under the Plan to pay Plan expenses and reduce Matching Contributions and/or Profit Sharing Contributions. Such forfeitures, if any, shall be used to reduce the contributions of the Employer for whom the Participant was working when the Participant’s Severance from Employment which produced the forfeiture occurred. The Plan Administrator shall continue to hold the undistributed, nonvested portion of the benefit of a Participant who has incurred a Severance from Employment in his or her Account solely for his benefit until a forfeiture occurs at the time specified in Section 4.03 of the Plan.
     Section 3.14 ROLLOVER AND TRANSFER CONTRIBUTIONS. The Trustee is authorized to accept and hold as part of the Trust Fund assets transferred on behalf of a Participant (“Transfer Contributions”), provided that such transfer satisfied any procedures or other requirements established by the Plan Administrator. The Trustee shall also accept and hold as part of the Trust Fund assets transferred in connection with a merger or consolidation of another plan with or into the Plan pursuant to Section 13.06 hereof and as may be approved by the Plan Administrator. In addition, the Trustee shall also accept “rollover” amounts contributed directly by or on behalf of a Participant in accordance with procedures and rules established by the Plan Administrator in respect of a distribution made to or on behalf of such Participant from another plan pursuant to Section 13.06 hereof. The Plan shall accept such assets from all permissible sources including a qualified plan, an employee annuity, an annuity contract, an individual retirement account, an individual retirement annuity or an eligible governmental deferred compensation plan, including any after-tax contributions from such source. Subject to the approval of the Plan Administrator, rollover amounts may also include any outstanding participant loans from another plan qualified under either Code Section 401(a) or 403(a) rolled over to the Plan in kind, provided such other qualified plan permits rollover of loans in kind. All amounts so transferred to the Trust Fund shall be held in a segregated subaccount and shall be referred to as “Rollover Contributions.”
     Rollover Contributions must conform to rules and procedures established by the Plan Administrator including rules designed to assure the Plan Administrator that the funds so transferred qualify as a Rollover Contribution under the Code. An Eligible Employee, prior to satisfying the Plan’s eligibility conditions, may make Rollover Contributions and Transfer Contributions to the Trust to the same extent and in the same manner as a Participant. If an Eligible Employee makes a Rollover Contribution or Transfer Contribution to the Trust prior to satisfying the Plan’s eligibility conditions, the Plan Administrator and Trustee must treat the Eligible Employee as a Participant for all purposes of the Plan, except that the Eligible Employee is not a Participant for purposes of making Elective Deferral Contributions, Catch-up Contributions, or Roth Elective Deferral Contributions or receiving Matching Contributions, Profit Sharing Contributions, Qualified Matching Contributions, Qualified Non-elective Contributions, or Participant forfeitures under the Plan until he actually becomes a Participant in the Plan. If the Eligible Employee has a Severance from Employment prior to becoming a Participant, the Participant’s Rollover Contribution Account and Transfer Contribution Account shall be distributed to him as if it were an Employer contribution Account.

In the case of any rollover or transfer of assets to this Plan from a Keogh plan, the Plan Administrator shall maintain records which enable the Plan Administrator to identify which portion of the Rollover Account is comprised of Keogh plan amounts (and earnings thereon).
     Section 3.15 RETURN OF CONTRIBUTIONS. All contributions to the Plan are conditioned upon their deductibility under the Code. The Trustee, upon written request from the Employer, shall return to the Employer the amount of the Employer’s contribution made by the Employer by mistake of fact or the amount of the Employer’s contribution disallowed as a deduction under Code Section 404. The Trustee shall not return any portion of the Employer’s contribution under this provision more than one year after:
A.	The Employer made the contribution by mistake of fact; or

B.	The disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.
     The Trustee shall not increase the amount of the Employer contribution returnable under this Section 3.15 for any earnings attributable to the contribution, but the Trustee shall decrease the Employer contribution returnable for any losses attributable to it. The Trustee may require the Employer to furnish it whatever evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Employer has requested be returned is properly returnable under ERISA.
     Section 3.16 RELEASE OF ESOP STOCK FOR ALLOCATION. As of each Valuation Date that ends a calendar quarter during which Matching Contributions or earnings on Matching Contributions are applied to satisfy a portion of the ESOP Loan, a certain number of shares or ESOP Stock held in the Unallocated Stock Account, calculated in accordance with Section 3.16.A.1. or Section 3.16.B., shall be released for allocation among Participants’ Accounts in accordance with Section 3.17.
A.	If:
1.	The ESOP Loan provides for payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years, and

2.	Interest included in any payment is disregarded in determining the portion of such payment constituting principal) only to the extent that it would be determined to be interest under standard loan amortization tables, then the number of shares released from the Unallocated Stock Account shall bear the same ratio to the number of shares attributable to the ESOP Loan that are then in the Unallocated Stock Account (prior to the release) as (1) the principal payments made on the ESOP Loan in the calendar quarter ending with such Valuation Date bear to (2) the quarter’s principal payments described in (1), plus the total remaining principal payments required (or projected to be required on the basis of the interest rate in effect at the end of such calendar quarter) to satisfy the ESOP Loan. If the ESOP Loan does not meet the requirements of the preceding sentence, or if, at any time, by reason of a renewal, extension or refinancing, the sum of the expired duration of the ESOP Loan, the renewal period, the extension period, and the duration of the new ESOP Loan exceeds 10 years, then the number of shares released shall be determined in accordance with Section 3.16.B.
B.	Unless Section 3.16.A.1. applies, the number of shares released from the Unallocated Stock Account shall bear the same ratio to the number of shares attributable to the ESOP Loan that are then in the Unallocated Stock Account (prior to the release) as (1) the principal and interest payments made on the ESOP Loan in the calendar quarter ending with such Valuation Date bear to (2) the quarter’s payments described in (1), plus the total remaining principal and interest payments required (or projected to be required on the basis of the interest rate in effect at the end of such calendar) to satisfy the ESOP Loan.

C.	For purposes of this section, each ESOP Loan, the ESOP Stock purchased in connection with it, and any stock dividends on such ESOP Stock, shall be considered separately.
     Section 3.17 MATCHING CONTRIBUTIONS-ESOP STOCK ALLOCATIONS. As of a date determined by each Employer, the sum of:
A.	the ESOP Stock released from the Unallocated Stock Account for the calendar quarter ending on that Valuation Date, as determined in accordance with Section 3.16, plus

B.	any Matching Contributions, and any earnings, gains or losses thereon, for the then current Plan Year not designated to be applied against the ESOP Loan and not previously allocated, shall be allocated among the Accounts of eligible Participants in an amount not to exceed the percentage of Elective Deferral Contributions made under Section 3.02.
     Section 3.18 ALLOCATION OF EXCESS MATCHING CONTRIBUTIONS. If the fair market value of shares of ESOP Stock released from the Unallocated Stock Account under Section 3.16 exceeds the applicable Matching Contribution for the Plan Year, the excess shall, at the discretion of the Plan Administrator, be allocated:
A.	as a bonus Matching Contribution allocated as provided in Section 3.17 ratably to the Accounts of all Employees eligible to receive Matching Contributions, subject to the limitations on Additional Matching Contributions set forth in Section 3.05.C., or

B.	as a Profit Sharing Contribution allocated as provided in Section 3.07 to the Accounts of the class of Employees selected in the same manner as indicated in Section 3.05 for Qualified Matching Contributions.
     Section 3.19 UNALLOCATED ESOP STOCK ACCOUNT. The Plan Administrator shall maintain, or cause to be maintained, an Unallocated Stock Account. The Plan’s holdings of ESOP Stock that have been purchased on credit, whether or not the ESOP Stock is pledged as collateral, shall be segregated in the Unallocated Stock Account until payments on the corresponding ESOP Loan permit the release and allocation of the ESOP Stock to Participant Accounts in accordance with Sections 3.16, 3.17, and 3.18. Any dividends with respect to such segregated ESOP Stock that are paid by the Company in the form of additional shares of ESOP Stock shall also be segregated in the Unallocated Stock Account and thereafter treated in the same manner as the underlying segregated ESOP Stock.
     Section 3.20 FURTHER REDUCTIONS OF CONTRIBUTIONS. In addition to the reductions and recharacterizations provided for under Appendix F, in any Plan Year in which the Committee deems it necessary to do so to meet the requirements of the Code and the Treasury Regulations thereunder, the Committee may further reduce the amount of Elective Deferral Contributions that may be made to a Participant’s Account, or refund such amounts previously contributed.

ARTICLE IV
TERMINATION OF SERVICE; PARTICIPANT VESTING
     Section 4.01 VESTING.
A.	Vesting — In General. A Participant’s interest in his Elective Deferral Contribution Account, Catch-Up Contribution Account, Roth Elective Deferral Contribution Account, After-Tax Contribution Account, Rollover Contribution Account, Transfer Contribution Account, and his Qualified Matching Contribution Account, Qualified Non-elective Contribution Account, if any, and dividends paid on the Stock held in the portion of his Account that is invested in the ESOP Stock Fund, if any, shall at all times be fully vested and Nonforfeitable.

Unless otherwise provided below, a Participant’s interest in his Non-Safe Harbor Matching Contribution Account, Additional Matching Contribution Account, and Profit Sharing Contribution Account, shall vest as provided in Appendix D. A Participant’s interest in his Safe Harbor Matching Contribution Account shall be fully vested and Nonforfeitable after two (2) Years of Service. A Participant’s interest in his Non-Safe Harbor Matching Contribution Account, Safe Harbor Matching Contribution Account, Additional Matching Contribution Account, and Profit Sharing Contribution Account shall be fully vested if, while employed by the Employer, he reaches his Normal Retirement Date, dies or sustains a Disability.

B.	Vesting — Special Rule with Respect to Techsonic Industries, Inc. Notwithstanding Section 4.01.A. above, any Participant who was actively employed by Techsonic Industries on May 5, 2004, shall have a 100% vested interest in his Matching Contributions; provided that such Participant shall have no vested interest in Matching Contributions that are attributable to Elective Deferral Contributions that are Excess Elective Deferrals or Excess Contributions.

C.	Vesting — Special Rule with Arrow International, Inc. Each person who was an active employee of Arrow or any of its Subsidiaries (as set forth in Section 3.01(b) of the Disclosure Letter to the Agreement and the Plan of Merger among Teleflex Incorporated, AM Sub Inc. and Arrow International, Inc.) immediately prior to October 1, 2007 shall receive full credit for purposes of vesting under the Plan for his most recent continuous period of service with Arrow or any of its subsidiaries, to the same extent recognized by Arrow or any of its Subsidiaries immediately prior to October 1, 2007, except to the extent such credit would result in duplication of benefits for the same period of service.
     Section 4.02 INCLUDED YEARS OF SERVICE — VESTING. For purposes of determining Years of Service under Section 4.01, the Plan shall take into account all Years of Service an Employee completes except any Year of Service after the Participant first incurs a “Forfeiture Break in Service.” The Participant incurs a Forfeiture Break in Service when he incurs five consecutive Breaks in Service. This exception excluding Years of Service after a Forfeiture Break in Service shall apply for the sole purpose of determining the Nonforfeitable percentage of a Participant’s Non-Safe Harbor Matching Contribution Account, Safe Harbor Matching Contribution Account, Additional Matching Contribution Account, and Profit Sharing Contribution Account that accrued for his benefit prior to the Forfeiture Break in Service.
     Section 4.03 FORFEITURE OCCURS. A Participant’s forfeiture, if any, of the nonvested portion his Non-Safe Harbor Matching Contribution Account, Safe Harbor Matching Contribution Account, Additional Matching Contribution Account, and/or Profit Sharing Contribution Account shall occur under the Plan:
A.	As of the Accounting Date of the Plan Year in which the Participant first incurs a Break in Service, if the Participant’s Accounts are distributed at the time provided in Section 5.02 because he has not elected to defer receipt of his benefits or his benefits have been distributed pursuant to Section 5.02;

B.	As of the Accounting Date of the Plan Year in which the Participant first incurs a Forfeiture Break in Service, if the Participant elects to defer receipt of the Nonforfeiteable portion of his Non-Safe Harbor Matching Contribution Account, Safe Harbor Matching Contribution Account, Additional Matching Contribution Account, and Profit Sharing Contribution Account pursuant to Section 5.02.D.; and

C.	As of the Accounting Date of the Plan Year in which the Participant first incurs a Break in Service, if the Participant does not have any vested interest in his Non-Safe Harbor Matching Contribution Account, Safe Harbor Matching Contribution Account, Additional Matching Contribution Account, and/or Profit Sharing Contribution Account, if any, when he has a Severance from Employment.
     The Plan Administrator shall determine the percentage of a Participant’s Non-Safe Harbor Matching Contribution Account, Safe Harbor Matching Contribution Account, Additional Matching Contribution Account, and/or Profit Sharing Contribution Account forfeiture, if any, under this Section 4.03 solely by reference to the vesting schedule of Section 4.01 or as provided in Appendix D, if applicable. A Participant shall not forfeit any portion of his Non-Safe Harbor Matching Contribution Account, Safe Harbor Matching Contribution Account, Additional Matching Contribution Account, and/or Profit Sharing Contribution Account for any other reason or cause except as expressly provided by this Section 4.03.
     Section 4.04 RESTORATION OF FORFEITED PORTION OF ACCOUNT. If the nonvested portion of a Participant’s Account is forfeited under Section 4.03.A. and the Participant is re-employed as an Employee before he incurs a Forfeiture Break in Service, the Plan Administrator shall restore the portion of his Account attributable to Non-Safe Harbor Matching Contributions, Safe Harbor Matching Contributions, Additional Matching Contributions, and/or Profit Sharing Contributions that was forfeited to the same dollar amount as the dollar amount of such portion of his Account on the Accounting Date on which the forfeiture occurred, unadjusted for any gains or losses occurring subsequent to that Accounting Date. The Plan Administrator shall restore the Participant’s Account as of the Plan Year Accounting Date coincident with or immediately following the Employee’s re-employment. To restore the Participant’s Account, the Plan Administrator, to the extent necessary, shall allocate to the Participant’s Account:

A.	First, the amount, if any, of Participant forfeitures the Plan Administrator would otherwise allocate under Section 3.13; and

B.	Second, the Profit Sharing Contribution and/or Matching Contribution, if any, for the Plan Year to the extent made under a discretionary formula.
     To the extent the amount(s) available for restoration for a particular Plan Year are insufficient to enable the Plan Administrator to make the required restoration, the Employer shall contribute, without regard to any requirement or condition of Sections 3.06 and 3.08, such additional amount as is necessary to enable the Plan Administrator to make the required restoration. If, for a particular Plan Year, the Plan Administrator must restore the Account of more than one re-employed Participant, then the Plan Administrator shall make the restoration allocation(s) to each such Participant’s Account in the same proportion that a Participant’s restored amount for the Plan Year bears to the restored amount for the Plan Year of all re-employed Participants. The Plan Administrator shall not take into account the allocation(s) under this Section 4.04 in applying the limitation on allocations described in Appendix F.
     Notwithstanding the foregoing, the provisions of this Section 4.04 shall not apply to reinstate any amounts which were forfeited prior to January 1, 2004 without the possibility of reinstatement upon reemployment.
     Section 4.05 TRANSFERS BETWEEN PARTICIPATING EMPLOYERS. For purposes of vesting, in the case of an Employee who transfers between Employers with different vesting schedules, the Employee’s Nonforfeitable percentage shall be determined in accordance with the vesting schedule applicable to the Employer at which the Employee first commenced employment. Notwithstanding the foregoing, if the vesting schedule at the Employer to which the Employee is transferred is more advantageous in all respects than the Employee’s vesting schedule at his original Employer, such Employee’s Nonforfeitable percentage shall be determined in accordance with the vesting schedule of the subsequent Employer. If the vesting schedule may be more advantageous depending on an Employee’s Years of Service and the Employee has performed three or more Years of Service for an Employer at the time of the transfer, the Employee may elect between the vesting schedule of his prior Employer and his current Employer in accordance with the procedures set forth in Section 13.03.

ARTICLE V
TIME AND METHOD OF PAYMENT OF BENEFITS
     Section 5.01 RETIREMENT. Upon a Participant’s Severance from Employment for any reason after his Normal Retirement Date, the Participant (or his or her Beneficiary if the Participant is deceased) shall be entitled to payment of his or her Account in accordance with the provisions of this Article V, as soon as administratively practicable after the Participant’s Severance from Employment or the date the Participant files an application for distribution, whichever is later. The form of payment shall be the same as for other Severance from Employment distributions, as set forth in Sections 5.02, 5.03 and 5.07 of the Plan. A Participant who remains in the employ of the Employer after his Normal Retirement Date shall continue to participate in Employer contributions.
     Section 5.02 DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT PRIOR TO NORMAL RETIREMENT DATE. Upon a Participant’s Severance from Employment prior to his Normal Retirement Date (for any reason other than death), payment shall commence to the Participant of the value of his Nonforfeitable Account balance as provided in this Section 5.02. The following rules and definitions shall apply to any such distribution:
A.	“Cash-out Distribution.” A Cash-out Distribution is a lump sum distribution of the Participant’s Nonforfeitable Account balance.

B.	Consent. The Participant must consent in writing to a distribution (including the form of the distribution) if: (i) the Participant’s Nonforfeitable Account balance on the date the distribution commences exceeds $1,000 ($5,000 prior to March 28, 2005), and (ii) the Plan Administrator directs the Trustee to make a distribution to the Participant prior to the later of his Normal Retirement Date or his attaining age 62. Furthermore, the Participant’s Spouse must consent in writing to the distribution if the Participant’s Nonforfeitable Account Balance on the date the distribution commences exceeds $5,000.

C.	Time of Distribution of Account Balance. Upon a Participant’s Severance from Employment, other than for death, before his Normal Retirement Date, the Participant’s Account balance shall be distributed as follows:
1.	If the Participant’s Nonforfeitable Account balance on the date the distribution commences is $1,000 or less ($5,000 or less prior to March 28, 2005), and the Participant does not elect to have such Account paid to an “eligible retirement plan,” the Trustee shall pay such Nonforfeitable Account balance to the Participant in the form of a single, lump sum Cash-out Distribution as soon as administratively practicable after the Participant’s Severance from Employment. With respect to distributions on or after March 28, 2005, for purposes of determining whether such payment may be made, the value of the Account shall be determined by including that portion of the Account that is attributable to Rollover Contributions. With respect to distributions made prior to March 28, 2005, for purposes of determining whether such payment may be made, the value of the Account shall be determined without regard to that portion of the Account that is attributable to Rollover Contributions. If the Participant does not have a Nonforfeitable interest in his Account, he shall be deemed to have received a distribution of his entire vested Account.
2.	Effective for distributions on or after March 28, 2005, if the Participant’s Nonforfeitable Account balance on the date the distribution commences is greater than $1,000 and does not exceed $5,000 and the Participant does not affirmatively elect to have such Nonforfeitable Account balance paid directly to him or to an “eligible retirement plan,” his benefit shall be paid directly to an individual retirement account (“IRA”) established for the Participant pursuant to a written agreement between the Committee and the provider of the IRA that meets the requirements of Section 401(a)(31) of the Code and the regulations thereunder. For purposes of determining whether such payment may be made, the value of such Account shall be determined by including that portion of the Account that is attributable to Rollover Contributions. The Plan Administrator shall establish and maintain procedures to inform each Participant to whom this section applies of the nature and operation of the IRA and the Participant’s investments therein, the fees and expenses associated with the operation of the IRA, and the terms of the written agreement establishing such IRA on behalf of the Participant.

3.	If the value of the Participant’s Nonforfeitable Account balance is more than $5,000 as of the date of any distribution, payment to such Participant shall not be made unless the Participant consents in writing to the distribution. Consent to such distribution shall not be valid unless the Participant is informed of his right to defer receipt of the distribution. The Trustee shall be authorized to charge a reasonable fee for maintaining such Accounts. A Participant entitled to a benefit of more than $5,000 may elect to defer payment of all or any part of that benefit until his Normal Retirement Date, or if earlier, such time as the Participant requests payment in writing.
D.	Deferral of Distribution of Account Balance until Normal Retirement Date. If the Participant (and, if applicable, the Participant’s Spouse) does not file his written consent (if required) with the Trustee within the reasonable period of time stated in the consent form, the Trustee shall continue to hold the Participant’s Account in trust until the close of the Plan Year in which the Participant’s Normal Retirement Date occurs. At that time, the Trustee shall commence payment of the Participant’s Nonforfeitable value of his Account in accordance with the provisions of this Article V; provided, however, if the Participant dies after his Severance from Employment but prior to his Normal Retirement Date, the Plan Administrator, upon notice of the death, shall direct the Trustee to commence payment of the Participant’s Nonforfeitable value of his Account to his Beneficiary in accordance with the provisions of Sections 5.03 and 5.09.

A Participant who has elected to delay receiving a distribution of his Account may elect to receive a distribution of his Nonforfeitable Account balance as soon as administratively practicable by properly completing the appropriate distribution election forms or procedures. If no such election is made, the Participant’s Nonforfeitable Account balance shall be paid as provided in Section 5.01.
     Section 5.03 DISTRIBUTIONS UPON DEATH. Upon the death of the Participant, the Participant’s Nonforfeitable Account balance shall be paid in accordance with Code Section 401(a)(9), including the Treasury Regulations issued thereunder, Section 5.09, and this Section 5.03. Except as otherwise set forth in an Appendix hereto, the Participant’s Nonforfeitable Account balance shall be distributed in a lump sum distribution to the Participant’s Beneficiary as soon as administratively practicable after notification of the Participant’s death. However, if the Participant’s Nonforfeitable Account balance at the time of distribution exceeds $5,000, the Account shall not be distributed to the Participant’s Beneficiary prior to the later of the Participant’s Normal Retirement Date or the date the Participant would have attained age 62 without the written consent of the Beneficiary if the Beneficiary is the Participant’s surviving Spouse. If the Beneficiary is not the Participant’s surviving Spouse, the Beneficiary must elect to have distribution of the entire amount payable completed on or before the last day of the calendar year that contains the fifth anniversary of the date of the Participant’s death.
     Section 5.04 DESIGNATION OF BENEFICIARY. A Participant may, from time to time, designate in writing a Beneficiary or Beneficiaries, contingently or successively, to whom his Nonforfeitable Account shall be paid in the event of his death. A Participant’s Beneficiary designation shall not be valid unless the Participant’s Spouse consents (in accordance with the requirements of Code Section 417) to the Beneficiary designation or to any change in the Beneficiary designation. A Participant’s Beneficiary designation does not require spousal consent if the Participant’s Spouse is the Participant’s designated Beneficiary. The Plan Administrator shall prescribe the form for the written designation of Beneficiary and, upon the Participant’s filing the form with the Plan Administrator and the Plan Administrator’s receipt of the form prior to the Participant’s death, the Participant shall effectively revoke all designations filed prior to that date by the same Participant. The entry of a decree of divorce shall not automatically revoke a prior written election of a Participant naming such divorced Spouse as a Beneficiary. Except as provided to the contrary under a qualified domestic relations order: (i) a Participant may, subsequent to a divorce, designate someone other than his or her former Spouse as Beneficiary; and (ii) if a divorced Participant remarries, the new Spouse shall have all of the rights of a Spouse as set forth herein and any prior written Beneficiary designation by the Participant shall be automatically revoked and subject to the rights of the subsequent Spouse. If more than one person is designated as a Beneficiary, each shall have an equal share unless the designation directs otherwise. Any designation, change or revocation by a Participant shall be effective only if it is received by the Plan Administrator before the death of such Participant.
     Section 5.05 FAILURE OF BENEFICIARY DESIGNATION. If a Participant fails to name a Beneficiary in accordance with Section 5.04 of the Plan, or if the Beneficiary named by a Participant predeceases him, then the Participant’s Account shall be paid in a single lump sum to the Participant’s surviving Spouse, if any, and if there is no surviving Spouse, to the Participant’s estate.

If the Beneficiary survives the Participant but dies before complete distribution of the Participant’s Account, the remaining portion of the Participant’s Account shall be paid in a lump sum to any contingent Beneficiaries named by the Participant or, if there are none, to the legal representative of the estate of such deceased Beneficiary. The Administrator shall determine the method and to whom payment shall be made under this Section 5.05.
     Section 5.06 OTHER RULES GOVERNING THE TIME OF PAYMENT OF BENEFITS.
A.	Minimum Legal Distribution Requirements. Unless the Participant elects otherwise in writing, distribution of a Participant’s Nonforfeitable Account balance shall be made not later than 60 days after the close of the Plan Year in which the later of the following events occurs:
1.	The date the Participant reaches his Normal Retirement Date; or

2.	The date the Participant dies or otherwise has a Severance from Employment with the Employer.
In no event shall distributions commence nor shall the Participant elect to have distribution commence later than the Required Beginning Date. Furthermore, once distributions have begun to a Five-percent Owner, they must continue to be distributed, even if the Participant ceases to be a Five-percent Owner in a subsequent year.

B.	In no event shall payment commence later than the time prescribed by this Article V or in a form not permitted under Article V. The Administrator shall make its determinations under this Article V in a nondiscriminatory, consistent and uniform manner. If the Administrator directs payment to commence to the Participant under this Article V, it shall provide the Participant (and, if applicable, the Participant’s Spouse) with the appropriate form to consent to the distribution direction, if required.
     Section 5.07 FORM OF BENEFIT PAYMENTS. Except as otherwise provided in an Appendix hereto, a Participant shall receive payment of his Nonforfeitable Account balance in a single lump sum.
A.	The portion of a Participant’s Account invested in an investment other than Stock or ESOP Stock shall be distributed in a single lump sum cash payment.

B.	Amounts invested in Stock and ESOP Stock shall be distributed as follows:
1.	If the value of a Participant’s vested Account (including amounts not invested in Stock and/or ESOP Stock) is $5,000 or less, and the Participant does not elect, pursuant to a procedure established by the Plan Administrator, to receive a distribution in Stock, such distribution shall be made in cash in accordance with Section 5.02.C.; and

2.	If the value of a Participant’s vested Account (including amounts not invested in Stock and/or ESOP Stock) is more than $5,000, distribution shall be made in either Stock or cash, as elected by the distribute pursuant to a procedure established by the Plan Administrator.
Notwithstanding the foregoing, the right to elect a distribution in the form of Stock shall not apply to the portion of the Participant’s Account that he has elected to diversify pursuant to Section 9.10.

C.	If a distribute elects to receive a distribution in cash, the Trustee shall:
1.	buy for the Plan the distributee’s shares of Stock at the fair market value on the date they are to be delivered;

2.	sell such shares on a national securities exchange, or, if the shares are not listed on such an exchange, the over-the-counter market; or

3.	provide for the liquidation of the distributee’s shares using a combination of Sections 5.07.C.1 and 5.07.C.2.
D.	Before any distribution is made from a Participant’s Account pursuant to this Article V, any fractional share of Stock allocated to that Account shall be converted to cash on the basis of its pro rata share of the price of a whole share of Stock on the date of distribution.

E.	Any shares of Stock distributed pursuant to the terms of the Plan shall be subject to such restrictions on their subsequent transfer as shall be necessary or appropriate, in the opinion of counsel for the Company, to comply with applicable federal and state securities laws and may bear appropriate legends evidencing such restrictions.
     Section 5.08 OPTION TO HAVE COMPANY PURCHASE ESOP STOCK. Any Participant who receives ESOP Stock pursuant to Section 5.07.B., and any person who has received ESOP Stock from such a Participant by reason of the Participant’s death or incompetency, shall have the right to require the Company to purchase the ESOP Stock for its current fair market value (hereinafter referred to as the “put option”). The put option shall only apply if the Stock is not publicly traded when the ESOP Stock is distributed or if, when the ESOP Stock is distributed, it is subject to a restriction under federal or state securities laws or regulations or an agreement affecting the ESOP Stock that would make the ESOP Stock not as freely tradable as a security not subject to such restriction. The put option shall be exercisable by written notice to the Committee during the 15 months after the ESOP Stock is distributed by the Plan. If the put option is exercised, the Trustee may, in the Trustee’s sole discretion, assume the Company’s rights and obligations with respect to purchasing the ESOP Stock. The Company, or the Trustee if applicable, may elect to pay for the ESOP Stock in equal periodic installments (not less frequent than annually) over a period not longer than five years from the date the put option is exercised, with interest at a reasonable rate, all such terms to be set forth in a promissory note delivered to the seller with usual business terms as to acceleration upon any uncured default. With the seller’s consent, the installment period may be extended to the earlier of 10 years from the exercise of the put option or the date on which the ESOP Loans related to the ESOP Stock have been satisfied, if that is longer than five years, provided the purchaser furnishes adequate security in addition to the purchaser’s promissory note. Nothing contained herein shall be deemed to obligate the Company to register any ESOP Stock under any federal or state securities law or to create a public market to facilitate transferability of ESOP Stock. The put option herein described may only be exercised by a person described in the first sentence of this Section 5.08 and may not be transferred either separately or together with any ESOP Stock to any other person. The put option shall continue in effect to the extent provided herein in the event that the Plan ceases to have a qualified employee stock ownership plan feature.
     Section 5.09 MINIMUM DISTRIBUTION REQUIREMENTS. The Participant’s Nonforfeitable Account balance shall be distributed, as of the Required Beginning Date, in accordance with the minimum distribution requirements established by Code Section 401(a)(9) and the applicable Treasury Regulations thereunder.
A.	Application of Law. With respect to distributions under the Plan made in calendar years beginning before January 1, 2002, the Plan applied the minimum distributions requirements of Code Section 401(a)(9) in accordance with the Treasury Regulations under Code Section 401(a)(9) that were proposed in 1987 (to the extent those proposed Treasury Regulations were not inconsistent with the changes made by the Small Business Job Protection Act of 1996) and/or the Treasury Regulations under Code Section 401(a)(9) that were proposed in January of 2001, as set forth in a prior restated document for the Plan. Effective for calendar years beginning on or after January 1, 2003, the Plan shall apply the provisions of this Section 5.09 for purposes of determining the required minimum distributions.

B.	Definitions. For purposes of this Section 5.09, the following definitions shall apply:
1.	“Designated Beneficiary” is the individual who is designated as the Beneficiary under Plan Section 1.07 and is the Designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4 of the Treasury Regulations.

2.	“Distribution Calendar Year” is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which the distributions are required to begin under Section 5.09.B.2. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

3.	“Life Expectancy” is a beneficiary’s life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

4.	“RMD Account Balance” is the account balance as of the last valuation date in the calendar year immediately preceding the

Distribution Calendar Year (the “Valuation Calendar Year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the Valuation Calendar Year after the valuation date and decreased by distributions made in the Valuation Calendar Year after the valuation date. The account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

5.	“Special Election” is a provision of the Plan included in this Section which supersedes the general presumptions set forth in Code Section 401(a)(9) and the Treasury Regulations thereunder. To the extent that this Section does not include any provisions for Special Elections, the default provisions of Code Section 401(a)(9), as set forth below shall apply.
C.	Time and Manner of Distribution. Subject to any Special Election set forth in this Section 5.09, the following rules shall apply:
1.	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

2.	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(a)	If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then, except as provided herein, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(b)	If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then, except as provided herein, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d)	If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 5.09.C, other than Section

5.09.C.2.(a), will apply as if the surviving Spouse were the Participant.
For purposes of this Section 5.09.C.2. and Sections 5.09.E., unless subsection (d) above applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subsection (d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under subsection (a), above. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under subsection (a)), the date distributions are considered to begin is the date distributions actually commence.

3.	Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 5.09.D. and 5.09.E. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with Code Section 401(a)(9) and the Treasury Regulations.
D.	Required Minimum Distributions During Participant’s Lifetime. Subject to any Special Election set forth in this Section 5.09, the following rules shall apply:
1.	Amount of Required Minimum Distributions for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:
(a)	the quotient obtained by dividing the RMD Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(b)	if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the RMD Account Balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant’s and the Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

2.	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.
E.	Required Minimum Distributions After Participant’s Death. Subject to any Special Election set forth in this Section 5.09, the following rules shall apply:
1.	Death On or After Date Distributions Begin.
(a)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the RMD Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:
(1)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(3)	If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(b)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the RMD Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
2.	Death Before Date Distributions Begin.
(a)	Participant Survived by Designated Beneficiary. Except as provided herein, if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s RMD Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Subsection 5.09.E.1.

(b)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)	Death of Surviving Spouse Before Distributions to Surviving Spouse are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to being to the surviving Spouse under Section 5.09.C.2.(a), this Section will apply as if the surviving Spouse were the Participant.
F.	General Rules.
1.	Precedence. If any payment under the terms of the Plan would violate the requirements of this Section 5.09, this Section 5.09 will supersede such contrary provisions of the Plan.

2.	Requirements of Treasury Regulations Incorporated. All distributions required under this Section 5.09 will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

3.	TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 5.09, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to TEFRA Section 242(b)(2).
G.	Special Election: APPLICATION OF THE 5-YEAR RULE TO DISTRIBUTIONS TO DESIGNATED BENEFICIARIES. IF THE PARTICIPANT DIES BEFORE DISTRIBUTIONS BEGIN AND THERE IS A DESIGNATED BENEFICIARY, DISTRIBUTION TO THE DESIGNATED BENEFICIARY IS NOT REQUIRED TO BEGIN BY THE DATE SPECIFIED IN PLAN SECTION 6.09.C.2., BUT THE PARTICIPANT’S ENTIRE INTEREST WILL BE DISTRIBUTED TO THE DESIGNATED BENEFICIARY BY DECEMBER 31 OF THE CALENDAR YEAR CONTAINING THE FIFTH ANNIVERSARY OF THE PARTICIPANT’S DEATH. IF THE PARTICIPANT’S SURVIVING SPOUSE IS THE PARTICIPANT’S SOLE DESIGNATED BENEFICIARY AND THE SURVIVING SPOUSE DIES AFTER THE PARTICIPANT BUT BEFORE DISTRIBUTIONS TO EITHER THE PARTICIPANT OR THE SURVIVING SPOUSE BEGIN, THIS PARAGRAPH WILL APPLY AS IF THE Surviving Spouse were the Participant. This paragraph shall apply to all distributions.
     Section 5.10 DISTRIBUTION OF AMOUNTS ATTRIBUTABLE TO TRUSTEE-TO-TRUSTEE TRANSFER FROM THE INMED CORPORATION EMPLOYEE SAVINGS/RETIREMENT INCOME PLAN. Notwithstanding any other provision of the Plan, any amounts attributable to amounts transferred from the Inmed Corporation Employee Savings/Retirement Income Plan to this Plan on or after September 1, 1990 shall be distributed in accordance with the provisions of the Inmed Corporation Employee Savings/Retirement Income Plan as in effect on such date, as set forth in Appendix A, attached hereto and made a part hereof, but only to the extent the distribution provisions of that plan are inconsistent with the distribution provisions of this Plan.
     Section 5.11 DISTRIBUTION OF AMOUNTS ATTRIBUTABLE TO TRUSTEE-TO-TRUSTEE TRANSFER FROM THE MATTATUCK MANUFACTURING CO. & UAW LOCAL #1251 MONEY PURCHASE PLAN. Notwithstanding any other provision of the Plan, amounts attributable to amounts transferred from the Mattatuck Manufacturing Co. & UAW Local #1251 Money Purchase Plan to this Plan shall be distributed in accordance with the provisions of the Mattatuck Manufacturing Co. & UAW Local #1251 Money Purchase Plan as in effect on such date and as set forth in Appendix B, attached hereto and made a part hereof, but only to the extent the distribution provisions of that plan are inconsistent with the distribution provisions of this Plan.
     Section 5.12 DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS. Nothing contained in this Plan shall prevent the Trustee from complying with the provisions of a qualified domestic relations order (as defined in Code Section 414(p)). This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under Code Section 414(p)) under the Plan. A distribution to an alternate payee prior to the Participant’s attainment of the earliest retirement age is available only if the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize such an earlier distribution. In addition, if the value of the alternate payee’s benefits under the Plan exceeds $5,000 and the order requires, the alternate payee must consent to any distribution occurring prior to the Participant’s attainment of the earliest retirement age. Nothing in this Section gives a Participant the right to receive a distribution at a time not permitted under the Plan, nor does this Section 5.12 give the alternate payee the right to receive a form of payment not permitted under the Plan.
     The Plan Administrator shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Plan Administrator promptly shall notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan’s procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator shall determine the qualified status of the order and shall notify the Participant and each alternate payee, in writing, of its determination. The Plan Administrator shall provide notice under this paragraph by mailing to the individual’s address specified in the domestic relations order, or in a manner consistent with Labor Regulations.
     If any portion of the Participant’s Nonforfeitable Account Balance is payable during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, the Trustee shall segregate the amounts payable in a separate account and invest the segregated account solely in fixed income investments or maintain a separate bookkeeping account of said amounts. If the Plan Administrator determines the order is a qualified domestic relations order within 18 months of the first date on which payments were due under the terms of the order, the Trustee shall distribute the separate account in accordance with the order. If the Plan Administrator does not make its determination of the qualified status of the order within the above-described 18-month period, the Trustee shall distribute the segregated account in the manner the Plan would distribute it if the order did not exist, and shall apply the order prospectively if the Plan Administrator later determines the order is a qualified domestic relations order.
     To the extent it is not inconsistent with the provisions of the qualified domestic relations order, the Trustee shall invest any partitioned amount in a segregated subaccount or separate account and invest the account in the money market investment option or in other fixed income investments. A segregated subaccount shall remain a part of the Trust, but it alone shall share in any income it earns, and it alone shall bear any expense or loss it incurs.
     The Trustee shall make any payment or distributions required under this Section by separate benefit checks or other separate distribution to the alternate payee(s).
     Section 5.13 LOST PARTICIPANT OR BENEFICIARY. If the Participant or Beneficiary to whom benefits are to be distributed cannot be located, the Plan Administrator shall make reasonable efforts to find such individual(s), such as (a) the sending of notification by certified or registered mail to his/her last known address; (b) contacting other designated Beneficiaries; or (c) using a letter-forwarding service. If, after reasonable effort, the Plan Administrator is still unable to locate such Participant or Beneficiary, the Participant’s Account shall be forfeited as allowed by Treasury Regulation Section 1.411(a)-4(b)(6). The amount of the forfeiture shall reduce Matching Contributions under Section 3.05 of the Plan and/or Profit Sharing Contributions under Section 3.07, as elected by the Employer. However, any such forfeited Account will be reinstated and become payable if a claim is made by the Participant or Beneficiary for such Account. The Plan Administrator shall prescribe uniform and non-discriminatory rules for carrying out this provision.

     Section 5.14 FACILITY OF PAYMENT. If the Plan Administrator deems any person entitled to receive any amount under the provisions of this Plan to be incapable of receiving or disbursing the same by reason of minority, illness or infirmity, mental incompetency, or incapacity of any kind, the Plan Administrator may, in its discretion, take any one or more of the following actions:
A.	Apply such amount directly for the comfort, support and maintenance of such person;

B.	Reimburse any person for any such support theretofore supplied to the person entitled to receive any such payment; and

C.	Pay such amount to any person selected by the Plan Administrator to disburse it for such comfort, support and maintenance, including without limitation, any relative who has undertaken, wholly or partially, the expense of such person’s comfort, care and maintenance, or any institution in whose care or custody the person entitled to the amount may be. The Plan Administrator may, in its discretion, deposit any amount due to a minor to his or her credit in any savings or commercial bank of the Plan Administrator’s choice.
     Section 5.15 NO DISTRIBUTION PRIOR TO SEVERANCE FROM EMPLOYMENT, DEATH OR DISABILITY. Except as provided below, Elective Deferral Contributions, Catch-Up Contributions, Roth Elective Deferral Contributions, Matching Contributions, Qualified Non-elective Contributions, Qualified Matching Contributions, Profit Sharing Contributions, and income allocable to each, are not distributable to a Participant or his Beneficiary or Beneficiaries, in accordance with such Participant’s or Beneficiary’s election, earlier than upon Severance from Employment, death or Disability.
     Such amounts may also be distributed upon:
A.	Prior to January 1, 2006, the occurrence of an event described in Section 401(k)(10)(A) of the Code.

B.	Effective January 1, 2006, the occurrence of an event described in Section 401(k)(10)(A)(i) of the Code.

C.	The hardship of the Participant, as described in Section 6.01 herein.

D.	The attainment by the Participant of age 59 1/2, as described in Section 6.03 herein.

E.	A Participant’s Severance from Employment, death, or Disability.
     All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and Participant consent requirements (if applicable) contained in Sections 401(a)(11) and 417 of the Code.

     Section 5.16 WRITTEN INSTRUCTION NOT REQUIRED. Any elections made or distributions processed under this Article V may be accomplished through telephonic or similar instructions in accordance with the rules and procedures established by the Plan Administrator, to the extent they are consistent with the requirements of the Code, Treasury Regulations, and ERISA. Notwithstanding the foregoing, however, except to the extent otherwise permitted in applicable Treasury Regulations, spousal consents and waivers, to the extent required or permitted hereunder, may only be granted in writing.

ARTICLE VI
WITHDRAWALS, DIRECT ROLLOVERS AND WITHHOLDING, LOANS
     Section 6.01 HARDSHIP WITHDRAWALS. Upon the application of any Participant or Other Designee, the Plan Administrator, in accordance with a uniform, nondiscriminatory policy, may permit such Participant or Other Designee to withdraw all or a portion of the vested amounts then credited to his or her Elective Deferral Contribution Account and Catch-Up Contribution Account (excluding trust earnings credited thereto after December 31, 1988) if the withdrawal is necessary due to the immediate and heavy financial need of the Participant. .
A.	Only distributions made pursuant to conditions arising under the following circumstances shall be conclusively considered to be made on account of immediate and heavy financial need:
1.	Alleviating extraordinary financial hardship arising from deductible medical expenses (within the meaning of Code Section 213(d) determined without regard to whether the expenses exceed 7.5% of adjusted gross income) previously incurred by the Participant or his or her Spouse, children or other dependents (as defined in Code Section 152, and for taxable years beginning on or after January 1, 2005, without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)) or, effective January 1, 2007, the Participant’s designated Beneficiary, necessary for those persons to obtain medical care described in Code Section 213(d) and not reimbursed or reimbursable by insurance;

2.	Purchasing real property (excluding mortgage payments) that is to serve as the principal residence of the Participant;

3.	Expenditures necessary to prevent eviction from the Participant’s principal residence or foreclosure of a mortgage on the same;

4.	Financing the tuition and related educational fees for up to the next twelve (12) months of post-secondary education for the Participant, his or her Spouse, his or her children or dependents (as defined in Code Section 152, and for taxable years beginning on or after January 1, 2005, without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)) or, effective January 1, 2007, the Participant’s designated Beneficiary;

5.	For Plan Years beginning on or after January 1, 2006, paying funeral or burial expenses incurred due to the death of the Participant’s parent, Spouse, children or dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)), or, effective January 1, 2007, the Participant’s designated Beneficiary;

6.	For Plan Years beginning on or after January 1, 2006, repairing the damage to a Participant’s principal residence where such expenses would qualify for the casualty deduction under Code Section 165 (without regard to the 10% adjusted gross income limitation); or

7.	Any other reason deemed to be an immediate and heavy financial need by the Secretary of the Treasury.

B.	A distribution will be considered to be necessary to satisfy an immediate and heavy financial need of the Participant only if:
1.	The Participant has obtained all distributions other than hardship distributions, and all nontaxable loans, currently available under all plans maintained by the Employer (effective January 1, 2006, including all qualified and nonqualified plans of deferred compensation and a cash or deferred arrangement that is part of a cafeteria plan under Code Section 125, but excluding mandatory employee contribution portions of a defined benefit plan or health and welfare plan) or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need;

2.	A Participant who receives a hardship distribution shall be prohibited from making Elective Deferral Contributions, Catch-up Contributions or other Participant contributions, if applicable, under this and all other plans of the Employer (effective January 1, 2006, including any stock option, stock purchase or similar plan or arrangement) for six months after receipt of the distribution (which this Plan hereby so provides);

3.	The distribution is not in excess of the amount necessary to satisfy the immediate and heavy financial need, including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution; and;

4.	The need cannot be satisfied through reimbursement, compensation by insurance, liquidation of the Participant’s assets, or the cessation of Elective Deferral Contributions.
C.	A Participant making an application under this Section 6.01 shall have the burden of presenting to the Plan Administrator evidence of such need, and the Plan Administrator shall not permit withdrawal under this Section without first receiving such evidence. If a Participant’s application for a hardship withdrawal is approved, the Trustee shall make payment of the approved amount of the hardship withdrawal to the Participant.

D.	Payment of a withdrawal requested under this Section 6.01 shall be made within an administratively reasonable period of time after the Plan Administrator determines that the withdrawal request satisfies the requirements of this Section 6.01. Withdrawals shall be made on a pro-rata basis if a Participant elects to make a withdrawal from more than one sub-account in his Account. A Participant may specify the Investment Fund or Funds from which the withdrawal shall be made. If the Participant does not make an Investment Fund election under this Section 6.02, the withdrawal shall be made on a pro-rata basis from all of the applicable Investment Funds.

E.	If a Participant is a qualified individual pursuant to Section 101 of the Katrina Emergency Relief Act of 2005, as amended and extended by Internal Revenue Service Notices 2005-92 and, 2005-84, and Announcement 2005-70, the Plan may make a hardship distribution that is intended to constitute a qualified hurricane distribution as defined in Code Section 1400Q(a)(4)(A) to such Participant in accordance with the Plan’s standard hardship distribution procedures and without regard to the post-distribution contribution restriction enumerated in Section 6.01.B.2. above. The maximum amount of distributions pursuant to this Section 6.01.E. with respect to a qualified individual shall not exceed $100,000.
     Section 6.02 SPECIAL WITHDRAWAL RULES APPLICABLE TO AFTER-TAX AND ROLLOVER CONTRIBUTIONS. A Participant shall be entitled to withdraw any portion of the amounts credited to his After-tax Contribution Account and his Rollover Contribution Account, if any, in accordance with the procedures established by the Plan Administrator. Payment of a withdrawal requested under this Section 6.02 shall be made within an administratively reasonable period of time after the withdrawal request is received by the Plan Administrator. Withdrawals shall be made on a pro-rata basis if a Participant elects to make a withdrawal from more than one sub-account in his Account. A Participant may specify the Investment Fund or Funds from which the withdrawal shall be made. If the Participant does not make an Investment Fund election under this Section 6.02, the withdrawal shall be made on a pro-rata basis from all of the applicable Investment Funds.
     Section 6.03 WITHDRAWALS UPON ATTAINMENT OF AGE 59 1/2. A Participant who is an Employees and has attained age 59 1/2 may elect to withdrawal any portion of his Nonforfeitable Account in accordance with the procedures established by the Plan Administrator. Payment of a withdrawal requested under this Section 6.03 shall be made within an administratively reasonable period of time after the withdrawal request is received by the Plan Administrator. Withdrawals shall be made on a pro-rata basis if a Participant elects to make a withdrawal from more than one sub-account in his Account. A Participant may specify the Investment Fund or Funds from which the withdrawal shall be made. If the Participant does not make an Investment Fund election under this Section 6.03, the withdrawal shall be made on a pro-rata basis from all of the applicable Investment Funds.
     Section 6.04 DISTRIBUTION/REINVESTMENT ELECTIONS. Cash dividends that are payable on shares of Stock held in the portion of a Participant’s or Beneficiary’s Account that is invested in the ESOP Stock Fund, shall, at the election of the Participant or the Beneficiary, be paid to the Participant or Beneficiary or paid to the Plan and reinvested in Stock. Cash dividends that are paid to Participants and Beneficiaries pursuant to an election hereunder shall be paid, at the discretion of the Committee, directly by the Company in cash to such Participants and Beneficiaries, or paid to the Plan and distributed to Participants and Beneficiaries not later than 90 days after the close of the Plan Year in which paid to the Plan. The Committee shall have the discretion to determine the scope, manner and timing of such elections, dividend distributions and reinvestments in any manner consistent with Section 404(k) of the Code.
     Section 6.05 DIRECT ROLLOVER AND WITHHOLDING RULES.
A.	Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The Plan Administrator may establish rules and procedures governing the processing of Direct Rollovers and limiting the amount or number of such Direct Rollovers in accordance with applicable Treasury Regulations. Distributions not transferred to an Eligible Retirement Plan in a Direct Rollover shall be subject to income tax withholding as provided under the Code and applicable state and local laws, if any.
B.	Definitions.
1.	“Eligible Rollover Distribution.” An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years of more; (b) any distribution to the extent such distribution is required under Code Section 401(a)(9); (c) any hardship distribution received after December 31, 1998; and (d) effective January 1, 2006, any loan that is treated as a distribution under Code Section 72(p) and not excepted by Code Section 72(p)(2), or a loan in default that is a deemed distribution; and (e) effective January 1, 2006, any corrective distribution under Appendix F of the Plan. Notwithstanding the foregoing, any portion of a distribution that consists of After-Tax Contributions which are not includible in gross income may be transferred only to: (1) an individual retirement account or annuity described in Code Sections 408(a) or (b); or (2) a qualified defined contribution plan described in Code Sections 401(a) or 403(a) (through a direct trustee-to-trustee transfer) that agrees to separately account for amounts so transferred (and any related earnings), including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution which is not so includible. In addition, the portion of any distribution on and after January 1, 2007 that consists of After-Tax Contributions which are not includible in gross income may be transferred (in a direct trustee-to-trustee transfer) to a qualified defined benefit plan or a Code Section 403(b) tax-sheltered annuity that agrees to separately account for amounts so transferred (and the earnings thereon), including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution which is not so includible.

2.	“Eligible Retirement Plan.” An Eligible Retirement Plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a) and, effective January 1, 2002, an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, and which accepts the Distributee’s Eligible Rollover Distribution. This definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

3.	“Distributee.” A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the Spouse or former Spouse. Effective for distributions on and after January 1, 2007, a Distributee includes the Participant’s non-Spouse Beneficiary.

4.	“Direct Rollover.” A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee. In the case of a non-Spouse Beneficiary, a Direct Rollover may be made only to an individual retirement account or annuity described in Code Sections 408(a) or 408(b) (“IRA”) that is established on behalf of the designated Beneficiary and that will be treated as an inherited IRA pursuant to the provisions of Code Section 402(c)(1). Also, in this case, the determination of any minimum required distribution under Code Section 401(a)(9) that is ineligible for rollover shall be made in accordance with Notice 2007-7, Q&A-17 and 18.
C.	In Kind Rollovers of Loans. If a Participant has a Severance from Employment as a result of a divestiture of his Employer from the Company and the Participant’s Employer no longer maintains the Plan, the Participant shall be eligible to elect a distribution of his Nonforfeitable Account Balance. Provided that such Participant elects to make a direct rollover of the full amount of his Nonforfeitable Account Balance to another tax-qualified retirement plan that permits participant loans, any outstanding loans of the Participant may be rolled over in kind to any other tax-qualified retirement plan that will accept such rollover of loans in kind.

     Section 6.06 LOANS TO PARTICIPANTS. Loans may be granted to any Participant who is an Employee (except an Employee on an unpaid leave of absence) in accordance with applicable rules under the Code and ERISA, and the provisions of this Section 6.06.
A.	General Rules. The Plan Administrator shall establish the procedures a Participant must follow to request a loan from his Nonforfeitable Account Balance under the Plan. Loans shall be made available to all Participants on a reasonably equivalent basis; provided, however, that loans will not be made available to Former Participants in any event.

In no event will the total of any outstanding loan balances made to any Participant, including any interest accrued thereon, when aggregated with corresponding loan balances of the Participant under any other plans of the Employer or any Affiliate, exceed the lesser of 1. or 2., below:
1.	$50,000, reduced by the excess (if any) of the highest outstanding balance of such loans during the one-year period ending on the day before the date any such loan is made over the outstanding balance of such loans on the date any such loan is made; or

2.	One-half of the value of the vested portion of the Participant’s Account. For purposes of this Section, the value of a Participant’s Account shall be determined as of the Valuation Date coinciding with or next preceding the date on which a properly completed loan request is received by the Plan Administrator (or its delegate) or the Trustee, as applicable.
The minimum amount of any loan shall be $1,000, and an amount equal to the principal amount of the loan shall be security for such loan and shall remain in the individual’s Account.

B.	Term of Loan. The term of any loan shall be determined by mutual agreement between the Plan Administrator or Trustee and the Participant. Every Participant who is granted a loan shall receive a statement of the charges and interest rates involved in each loan transaction and periodic statements reflecting the current loan balance and all transactions with respect to that loan to date. Except for loans used to acquire any dwelling unit that within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the Participant, the term of any loan shall not exceed five years. The term of any loan that within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the Participant, shall be determined by the Plan Administrator. All loans shall be amortized in level payments made not less frequently than quarterly over the term of the loan, or in accordance with other procedures established by the Plan Administrator.

C.	Security. Each loan made hereunder shall be evidenced by a credit agreement with, or a note payable to the order of, the Trustee and shall be secured by adequate collateral. Notwithstanding the foregoing sentence, no more than one-half of the vested portion of the Participant’s Nonforfeitable Account Balance (determined as of the Valuation Date coinciding with or next preceding the date on which the loan is made) shall be used to secure any loan.
D.	Interest. Each Participant loan shall be considered an investment of the Trust, and interest shall be charged thereon at a reasonable rate established by, or in accordance with procedures approved by, the Plan Administrator commensurate with the interest rates then being charged by persons in the business of lending money under similar circumstances. Notwithstanding the foregoing sentence, if necessary, the Plan Administrator will reduce the interest rate of an outstanding Participant loan to 6% during a period of qualified military leave as defined in Code Section 414(u)(5), to the extent required by the Soldiers’ and Sailors’ Civil Relief Act of 1940. Participant loans under this Section will be considered the directed investment of the Participant requesting such loan, and interest paid on such loan will be allocated to the Account of the Participant-borrower.

E.	Repayment Terms.
1.	Generally. The terms and conditions of each loan shall be determined by mutual agreement between the Plan Administrator or Trustee and the Participant. The Plan Administrator shall take all necessary actions to ensure that each loan is repaid on schedule by its maturity date, including requiring repayment of the loan by payroll deduction whenever possible. A former Employee may not continue to make loan payments after his or her Severance from Employment with the Employer. In the event a Participant has a Severance from Employment at a time when there is an unpaid balance of a loan against such Participant’s Account, the Trustee shall deduct the unpaid balance of the principal of such loan or any portion thereof, and any interest accrued to the date of such deduction, from any payment or distribution from the Trust Fund to which such Participant or his or her Beneficiary or Spouse may be entitled. If the amount of such payment or distribution is not sufficient to repay the outstanding balance of such loan and any interest accrued thereon, the Participant (or his or her estate, if applicable) shall be liable for and shall pay any balance still due from him.

2.	Suspension of Loan Payments during Leave of Absence. A Participant with an outstanding loan whose active service is temporarily interrupted due to a leave of absence, either without pay from the Employer of at a rate of pay (after income and employment tax withholdings) that is less than the amount of the installment payments, may suspend loan payments for a period of not longer than one year, provided the loan is repaid by the latest date permitted under Section 72(p)(2)(B) of the Code and the installments due after the leave ends (or, if earlier, after the first year of the leave) must not be less than those required under the terms of the loan when payments were suspended.

3.	Suspension of Loan Payments during Qualified Military Leave. Loan payments shall be suspended during a period of “qualified military service,” as defined in Code Section 414(u)(5). The duration of such period of service shall not be taken into account in determining the maximum permissible term of the loan under Code Section 72(p) and the regulations promulgated thereunder. Following the Participant’s timely reemployment after a period of qualified military service, loan payments shall resume at an amount no less than required by the terms of the original loan, and at a frequency such that the loan will be repaid in full during a period that is no longer than the “latest permissible term of the loan” (defined as latest date permitted under Code Section 72(p)(2)(B) plus the period of suspension due to such military service).

4.	The loan amount shall be debited against the individual’s Account and the Investment Funds on a pro-rata basis, so that repayments of principal and interest shall be credited to such Account and not to the Account of any other Participant. Amounts credited under the preceding sentence shall be allocated to the appropriate Investment Funds in accordance with the Participant’s current investment directions.

5.	The individual shall agree at the time the loan is made that the outstanding principal and interest on the loan at the time the individual or his Beneficiary receives a distribution shall be deducted from the amount otherwise distributable to such individual or Beneficiary.
F.	Direct Rollovers of Outstanding Loans. In the event of a corporate transaction, the Plan Administrator shall have the authority to cause the Plan to accept the transfer of outstanding loans.

G.	Spousal Consent. Participants are not required to obtain spousal consent at the time the loan is made, except as follows: a married Participant whose Account is subject to the provisions of Appendix A (an “Inmed Participant”) or Appendix B (a “Mattatuck Participant”) of the Plan must obtain his Spouse’s consent at the time the loan is made. Such consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. A new consent is required if the Account balance is used for any increase in the amount of security. Effective April 11, 2005, an Inmed Participant shall no longer be required to obtain spousal consent to obtain a loan from the Plan.

H.	Restrictions on Loans. Prior to January 1, 2002, loans were not permitted to be made to Shareholder-Employees or Owner-Employees. For purposes of this requirement, a “Shareholder-Employee” means an Employee or officer of an electing small business corporation (S Corporation) who owns (or is considered as owning within the meaning of Code Section 318(a)(1)), on any day during the taxable year of such corporation, more than five percent of the outstanding stock of the corporation and an “Owner-Employee” means an Employee who either (i)

owns the entire interest in an unincorporated trade or business; or (ii) in the case of a partnership, is a partner who owns more than 10% of either the capital interest or the profits interest in such partnership. Effective on and after January 1, 2002, loans may be made to Shareholder-Employees and Owner-Employees.
No Participant shall have more than two loans under this Section 6.06 outstanding at the same time. All loans will be paid by payroll deduction while the Participant is an Employee and a loan will be approved only if the Participant has sufficient income to support the required payroll withholdings.

I.	Nondiscrimination. Loans will not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.

J.	Default. The entire unpaid balance on any loan made under this Section 6.06 and all interest due thereon shall immediately become due and payable without further notice or demand if one of the following events of default occurs:
1.	The Participant fails to make any installment payment due under the loan by the last day of the calendar quarter following the calendar quarter in which the required installment payment was originally due;

2.	With respect to a Participant on an unpaid leave of absence, any payments of principal or accrued interest on the loan remain due and unpaid for a period of one year; or

3.	A Participant incurs a Severance from Employment with the Employer.
If the unpaid balance of principal and interest on any loan is not paid at the expiration of its term, or upon acceleration in accordance with this Section 6.06.J., a default shall occur and the vested portion of the Participant’s Account shall be applied in satisfaction of such loan obligation, but only to the extent that such vested interest is then distributable. The Plan Administrator may establish additional rules and procedures for handling loan defaults, including, but not limited to, restrictions on future borrowing.

K.	Procedure. The Plan Administrator will establish nondiscriminatory policies and procedures to administer Participant loans.

     Section 6.07 WITHDRAWALS CONSTITUTING QUALIFIED HURRICANE DISTRIBUTIONS. Notwithstanding any other provision in the Plan to the contrary, the Plan Administrator may make a distribution to a Participant who is a qualified individual pursuant to Section 101 of the Katrina Emergency Relief Act of 2005, as amended and extended by Internal Revenue Service Notices 2005-92 and 2005-84 and Announcement 2005-70, that is intended to constitute a qualified hurricane distribution as defined in Code Section 1400Q(a)(4)(A). The maximum amount of distributions pursuant to this Section 6.07 with respect to a qualified individual shall not exceed $100,000. Qualified hurricane distributions under this Section 6.07 of the Plan shall be entitled to favorable tax treatment under Code Section 72, shall be allotted ratable income inclusion over three years and shall be eligible for tax-free rollover to an eligible retirement plan within three years of the date of the qualified hurricane distribution.

ARTICLE VII
VOTING AND TENDER OF STOCK AND ESOP STOCK
     Section 7.01 VOTING OF STOCK AND ESOP STOCK. Except as provided in Section 7.04.A., the Trustee shall vote all shares of both Stock and ESOP Stock, including fractional shares, allocated to a Participant’s Account in the manner directed by the Participant to whose Account those shares are allocated, and vote all of the shares of ESOP Stock held in the Unallocated Stock Account and any suspense account at the direction of the Committee.
     Section 7.02 TENDER OF STOCK AND ESOP STOCK. In the event any person or entity makes a tender offer for, or a request or invitation for tenders of Stock or ESOP Stock, the Trustee shall, except as provided in Section 7.04.B. tender or not tender all of the shares of Stock and ESOP Stock, including fractional shares, allocated to a Participant’s Account in the manner directed by the Participant to whose Account those shares are allocated. The Trustee shall tender or not tender all of the shares of ESOP Stock held in the Unallocated Stock Account and any suspense account at the direction of the Committee.
     Section 7.03 PROCEDURES FOR VOTING AND TENDER. The Committee shall establish and maintain procedures by which Participants shall be timely notified of their right to direct the voting and tender of Stock and ESOP Stock allocated to their Accounts and the manner in which any such directions are to be conveyed to the Trustee, and given information relevant to making such decision.
     Section 7.04 FAILURE BY PARTICIPANT TO VOTE OR DETERMINE TENDER.
A.	Failure by Participant to Vote. If a Participant fails to direct the voting or shares of Stock or ESOP Stock allocated to his Account, the Trustee shall vote such shares of Stock or ESOP Stock pro rata in proportion to the shares for which the Trustee has received Participant direction.

B.	Failure by Participant to Determine Tender. If a Participant fails to direct the Trustee as to whether or not to tender shares of Stock or ESOP Stock allocated to such Participant’s Account.

ARTICLE VIII
EMPLOYER ADMINISTRATIVE PROVISIONS
     Section 8.01 ESTABLISHMENT OF TRUST. The Company or the Committee shall execute a Trust Agreement with one or more persons or parties who shall serve as the Trustee. The Trustee so selected shall serve as the Trustee until otherwise replaced or said Trust Agreement is terminated. The Company or the Committee may, from time to time, enter into such further agreements with the Trustee or other parties and make such amendments to said Trust Agreement as it may deem necessary or desirable to carry out this Plan. Any and all rights or benefits that may accrue to a person under this Plan shall be subject to all the terms and provisions of the Trust Agreement.
     Section 8.02 INFORMATION TO PLAN ADMINISTRATOR. Each Employer shall supply current information to the Plan Administrator as to the name, date of birth, date of employment, annual compensation, leaves of absence, Years of Service, and date of Severance from Employment of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information that the Plan Administrator considers necessary. The Employer’s records as to the current information that the Employer furnishes to the Plan Administrator shall be conclusive as to all persons.
     Section 8.03 NO LIABILITY. The Company assumes no obligation or responsibility to any of its Employees, Participants or Beneficiaries for any act of, or failure to act, on the part of any Committee, Plan Administrator, or the Trustee.
     Section 8.04 INDEMNITY OF COMMITTEE AND PLAN ADMINISTRATOR. Each Employer indemnifies and saves harmless the members of each Committee, the Plan Administrator, any committee of the Board and each of them individually, from and against any and all loss (including reasonable attorneys’ fees and costs of defense) resulting from liability to which any such Committee, Plan Administrator, or the members of a committee, may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of the Trust or this Plan or both, including all expenses reasonably incurred in their defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 8.04 shall not relieve any Committee member or the Plan Administrator from any liability he or it may have under ERISA for breach of a fiduciary duty to the extent such indemnification is prohibited by ERISA. Furthermore, the Committee, Plan Administrator, and the Employer may execute a letter agreement further delineating the indemnification agreement of this Section 8.04, provided the letter agreement must be consistent with and shall not violate ERISA.
     Section 8.05 INVESTMENT FUNDS. The Plan Administrator and the Trustee shall establish certain investment funds (the “Investment Funds”), rules governing the administration of the Investment Funds, and procedures for directing the investment of Participant Accounts among the Investment Funds. The Investment Funds are set forth in Appendix C, as it may be amended from time to time. The Trustee shall invest and reinvest the principal and income of each Account in the Trust Fund as required by ERISA and as directed by Participants. In addition, effective as of January 1, 2009, the Plan Administrator shall select a “default” Investment Fund. If a Participant fails to direct the investment of his Account among the Investment Funds, the Participant’s Account shall be invested in the default Investment Fund. Further, unless and until a Participant directs the investment of his Account among the Investment Funds, Elective Deferral Contributions made pursuant to Section 3.02.C. shall be invested in the default Investment Fund. The default Investment Fund will satisfy the requirements of the regulations prescribed by the Secretary of Labor under Section 404(c)(5) of ERISA. The Plan Administrator, Committee and Employer reserve the right to change the investment options available under the Plan and the rules governing investment designations at any time and from time to time; provided, however, that, effective on and after January 1, 2009, there will always be a default Investment Fund that satisfies the requirements of the regulations prescribed by the Secretary of Labor under Section 404(c)(5) of ERISA.
     Notwithstanding the foregoing, the Trustee is specifically authorized to maintain the “Employer Common Stock Fund” as one of the Investment Funds available to Participants under the Plan. The Employer Common Stock Fund shall consist of Stock of the Company and cash or cash equivalents needed to meet obligations of such fund or for the purchase of Stock of the Company. One of the purposes of the Plan is to provide Participants with ownership interests in the Company through the purchase of common shares of the Company. To the extent practicable, all available assets of the Employer Common Stock Fund shall be used to purchase Shares, which shall be held by the Trustee and allocated to Participant Accounts until distribution in kind or sale for distribution of cash to Participants or Beneficiaries or until disposition is required to implement changes in investment designations. In addition to the Employer Common Stock Fund, all or any portion of the remaining Trust Fund may consist of Shares. The Trustee may acquire or dispose of Shares as necessary to implement Participant directions and may net transactions within the Trust Fund. In addition, when acquiring Shares, the Trustee may acquire Shares directly from the Company or on the open market as necessary to effect Participant directions. In either case, the price paid for such Shares shall not exceed the fair market value of the Shares. The fair market value of the Shares acquired directly from the Company shall mean the mean between the high and low bid and ask prices as reported by the New York Stock Exchange on the date of such transaction.
     Each Investment Fund (other than the Employer Common Stock Fund) shall be established by the Trustee at the direction or with the concurrence of the Plan Administrator. Investment Funds may, as so determined, consist of preferred and common stocks, bonds, debentures, negotiable instruments and evidences of indebtedness of every kind and form, or in securities and units of participation issued by companies registered under the Investment Companies Act of 1940, master limited partnerships or real estate investment trusts, or in any common or collective fund established or maintained for the collective investment and reinvestment of assets of pension and profit sharing trusts that are exempt from federal income taxation under the Code, or any combination of the foregoing. The Trustee shall hold, manage, administer, invest, reinvest, account for and otherwise deal with the Trust Fund and each separate Investment Fund as provided in the Trust Agreement.
     Anything in the Plan or Trust Agreement to the contrary notwithstanding, the Trustee shall not sell, alienate, encumber, pledge, transfer or otherwise dispose of, or tender or withdraw, any Shares held by it under the Trust Agreement, except (i) as specifically provided for in the Plan or (ii) in the case of a “Tender Offer” as directed in writing by a Participant (or Beneficiary, where applicable) on a form provided or approved by the Committee and delivered to the Trustee. For the purposes hereof, a Tender Offer shall mean any offer for, or request for or invitation for tenders of, or offer to purchase or acquire, any Shares that is directed generally to shareholders of the Employer or any transaction that may be defined as a Tender Offer under rules or regulations promulgated by the Securities and Exchange Commission. To the extent that any money or other property is received by the Trustee as a result of a tender of Shares not prohibited by the preceding sentence, such money or property shall be allocated to such other Investment Fund(s) as directed by the Participants in whose Account the Shares so tendered were held.

     Section 8.06 EMPLOYEE STOCK OWNERSHIP PLAN. The Employer Common Stock Fund is an Employee Stock Ownership Plan (“ESOP”) within the meaning of Code Section 4975(e). All dividends paid with respect to shares of Company common stock held in the Trust shall (i) be retained by the Trustee and added to the corpus of the Trust and the Employer Common Stock Fund, (ii) be paid in cash directly to Plan Participants, Former Participants and Beneficiaries, or (iii) be paid to the Trustee and distributed in cash to Participants, Former Participants and Beneficiaries not later than ninety (90) days after the close of the Plan Year in which the dividend was paid. The Committee or Plan Administrator shall determine, in its sole discretion, whether dividends will be paid directly to Participants, Former Participants and Beneficiaries or will be paid to the Trustee for distribution within ninety (90) days after the close of the Plan Year in which the dividend was paid. In the event of a distribution or payment of dividends to Participants, Former Participants and Beneficiaries, each Participant, Former Participant and Beneficiary of a deceased Participant shall receive the dividends paid on the shares of Company common stock allocated to his Account in the Plan on the dividend record date. Each Participant, Former Participant and Beneficiary with an account in the ESOP portion of the Plan shall be permitted to elect whether to have the dividends allocable to the shares of Company common stock held in his Account payable in cash or deposited to his Account in the ESOP portion of the Plan and reinvested in shares of the Company’s common stock. In the event a Participant, Former Participant or Beneficiary fails to make an election, dividends will be reinvested in the ESOP portion of the Plan. The Plan Administrator shall establish procedures for the election to be offered to Participants, Former Participants and Beneficiaries that satisfy the following requirements:
A.	Participants, Former Participants and Beneficiaries must shall be given a reasonable opportunity in which to make the election before the dividends are paid or distributed to them;

B.	Participants, FORMER PARTICIPANTS AND BENEFICIARIES SHALL BE GIVEN A REASONABLE OPPORTUNITY TO CHANGE their elections at least annually; and

C.	If there is a change in the Plan terms governing the manner in which the dividends are paid or distributed, Participants, Former Participants and Beneficiaries shall be given a reasonable opportunity to make elections under the new Plan terms before the first dividends subject to such new Plan terms are paid or distributed.
     Notwithstanding the foregoing, if a Participant receives a hardship withdrawal under Section 6.01 of the Plan, such Participant must receive any dividends payable with respect to his interest in the ESOP portion of the Plan in cash. In addition, notwithstanding anything to the contrary in Section 4.01 of the Plan, a Participant shall always be treated as fully vested in dividends payable with respect to his interest in the ESOP portion of the Plan without regard to whether or not such Participant is fully vested in his Account in the Plan and the shares of Company common stock allocable to the Participant’s Account and on which such dividends are paid. The provisions of this Section 8.06 are intended to satisfy the requirements in Code Section 404(k)(2)(A)(iii) regarding the deductibility of dividends paid with respect to employer securities held by an employee stock ownership plan. Any modification or amendment of the Plan may be made retroactively, as necessary or appropriate, to meet any requirement of Code Section 404(k). The election provided under this Section is available only to the extent that the Company may deduct dividends paid with respect to employer securities held by the Employer Common Stock Fund under Code Section 404(k).

ARTICLE IX
PARTICIPANT ADMINISTRATIVE PROVISIONS
     Section 9.01 PERSONAL DATA TO PLAN ADMINISTRATOR. Each Participant and each Beneficiary of a deceased Participant must furnish to the Plan Administrator such evidence, data or information as the Plan Administrator considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Plan Administrator, provided the Plan Administrator shall advise each Participant of the effect of his failure to comply with its request.
     Section 9.02 ADDRESS FOR NOTIFICATION. Each Participant and each Beneficiary of a deceased Participant shall file with the Plan Administrator, from time to time, in writing, or otherwise notify the Plan Administrator (in accordance with its rules and procedures) of, his post office address and any change of post office address. Any communication, statement or notice addressed to a Participant, or Beneficiary, at his last post office address filed with the Plan Administrator, or as shown on the records of the Employer, shall bind the Participant, or Beneficiary, for all purposes of this Plan.
     Section 9.03 ASSIGNMENT OR ALIENATION. Subject to Code Section 414(p) relating to qualified domestic relations orders, neither a Participant nor a Beneficiary shall anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Trustee shall not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.
     Section 9.04 NOTICE OF CHANGE IN TERMS. The Plan Administrator, within the time prescribed by ERISA and the applicable regulations, shall furnish all Participants and Beneficiaries a summary description of any material amendment to the Plan or notice of discontinuance of the Plan and all other information required by ERISA to be furnished without charge.
     Section 9.05 PARTICIPANT DIRECTION OF INVESTMENT. The Plan Administrator and the Trustee shall establish rules governing the administration of Investment Funds and procedures for Participant direction of investment, including rules governing the timing, frequency and manner of making investment elections. Subject to the default Investment Fund requirement in Section 8.05, the Plan Administrator, Committee, and Company reserve the right to change the investment options available under the Plan and rules governing investment designations from time to time. Nothing in this or any other provision of the Plan shall require the Trustee, the Employer or the Committee to implement Participant investment directions or changes in such directions, or to establish any procedures, other than on an administratively practicable basis, as determined by the Plan Administrator in its discretion.
     Each Participant shall, in accordance with procedures established by the Plan Administrator Committee and the Trustee, direct that his Account and contributions thereto attributable to Elective Deferral Contributions, After-tax Contributions, Catch-Up Contributions, Roth Elective Deferral Contributions, and Rollover Contributions, if any, be invested and reinvested in any one or more of the Investment Funds. The investment of any such monies shall be subject to such restrictions as the Plan Administrator may determine, in its sole discretion, to be advisable or necessary under the circumstances. Moreover, in accordance with procedures established by the Trustee and agreed to by the Plan Administrator, Participants may, when administratively practicable, be permitted to change their current and prospective investment designations through telephone, “on-line” or similar instructions to the Trustee or its authorized agent on a frequency established under such procedures, as in effect from time to time. The Investment Funds available Participants are listed in Appendix C, as the Plan Administrator may amend from time to time.
     The exercise of investment direction by a Participant will not cause the Participant to be a fiduciary solely by reason of such exercise, and neither the Trustee nor any other fiduciary of this Plan will be liable for any loss or any breach that results from the exercise of investment direction by the Participant. The investment designation procedures established under the Plan shall be and are intended to be in compliance with the requirements of ERISA Section 404(c) and the regulations thereunder. Notwithstanding the foregoing, to the extent that a Participant or Beneficiary is entitled to direct the Trustee as to the investment of all or a portion of his Account among the Investment Funds available under the Plan, the Participant or Beneficiary shall be acting as a “named fiduciary” within the meaning of ERISA Section 403(a)(1); provided that, if by reason of the Participant’s or Beneficiary’s exercise of independent control over the assets in his Account, a particular transaction satisfies the requirements for relief under ERISA Section 404(c), the Participant or Beneficiary shall not be deemed a fiduciary, named or otherwise, with respect to such transaction and no other person who is otherwise a fiduciary shall be liable for any loss, or by reason of any breach, that results from the Participant’s or Beneficiary’s exercise of independent control pursuant to such transaction.
     In no event shall Participants be permitted to direct that any portion of their Accounts and/or any additional contributions be invested in the Employer Common Stock Fund until the Employer, the Plan, the Trustee and all other relevant parties have fully complied with such requirements, including, but not limited to, federal and state securities laws, as the Committee has determined to be applicable. The Committee may restrict the ability of any person covered under Section 16 of the Securities Exchange Act of 1934, as amended, or any other corporate insider of the Employer to direct the investment of his Account in the Employer Common Stock Fund. Notwithstanding any provision to the contrary, the Committee and the Trustee may, in their sole discretion and where the terms of any relevant investment contracts, regulated investment companies or pooled or group trusts so require, impose special terms, conditions and restrictions upon a Participant’s right to direct the investment in, or transfer into or out of, such contracts, companies or trusts, or the timing or terms applicable to such transaction. Notwithstanding the foregoing, Participants, Former Participants and Beneficiaries under the Plan shall be permitted to change their investment direction both as to future contributions to the Plan, if any, and with respect to existing Account balances at any time. Accordingly, there are no restrictions on the rights of a Participant, Former Participant or Beneficiary to diversify any amounts credited to his Account within the Employer Common Stock Fund.
     Section 9.06 CHANGE OF INVESTMENT DESIGNATIONS. Each Participant who is entitled to direct the investment of additional contributions to be allocated to his Account in accordance with Section 9.05 hereof may select how such additional contributions are to be invested. Such investment directions shall be made in accordance with applicable rules or procedures established by the Trustee and Plan Administrator.
     Each Participant may prospectively re-elect how those amounts then held in his Account are to be reinvested in the various Investment Funds until otherwise changed or modified. Such investment directions shall be made in accordance with applicable rules or procedures established by the Trustee and Plan Administrator.

     Notwithstanding any provision to the contrary, the Committee or the Plan Administrator may, in its sole discretion and where the terms of any relevant investment contracts, regulated investment companies or pooled or group trusts so require, or where ERISA fiduciary obligations and considerations so merit, impose special terms, conditions and restrictions upon a Participant’s right to direct the investment in, or transfer into or out of, such contracts, companies or trusts.
     Section 9.07 TRANSFERS AMONG INVESTMENTS. Subject to the rules and requirements found in the prospectus of each Investment Fund and the procedures established by the Plan Administrator, a Participant may transfer amounts, other than amounts derived from Matching Contributions and Profit Sharing Contributions (unless such amounts are subject to diversification requirements) from an Investment Fund, in even multiples of one percent of the amount held in any such Investment Fund, to any other Investment Fund effective as of any Valuation Date. A transfer shall be effected by electronic or telephonic instruction. Such election shall be effective as soon as administratively practicable.
     Section 9.08 INVESTMENT OF PARTICIPATING EMPLOYER CONTRIBUTIONS.
A.	Matching Contributions. All Matching Contributions shall be invested in Stock, and subject to the rules of Section 9.07, in the case of a Participant who has experienced a Severance from Employment, shall not be transferred to any other Investment Fund available under the Plan until such time as a Participant becomes eligible to make a diversification election with respect to such contributions.

B.	Profit Sharing Contributions.
1.	Contributions Made On or Before September 30, 2004. Profit Sharing Contributions made on or before September 30,2004 shall initially be invested at the discretion of the Plan Administrator in one or more Investment Funds described in Appendix C. Thereafter (subject to the diversification limitations in Section 9.10, if contributions are invested in Stock), a Participant may transfer amounts from an Investment Fund subject to the rules of Section 9.07. Furthermore, subject to the rules of Section 9.07, in the case of a Participant who has experienced a Severance from Employment, Profit Sharing Contributions shall not be transferred to any other Investment Fund available under the Plan.

2.	Contributions Made On or After October 1, 2004. Effective October 1, 2004, all Profit Sharing Contributions shall be invested in Stock. Thereafter, subject to the rules of Section 9.07, in the case of a Participant who has experienced a Severance from Employment, such contributions shall not be transferred to any other Investment Fund available under the Plan until such time as a Participant becomes eligible to make a diversification election with respect to such Contributions pursuant to Section 9.10.

     Section 9.09 QUALIFIED MATCHING AND QUALIFIED NON-ELECTIVE CONTRIBUTIONS. All Qualified Matching Contributions and Qualified Non-elective Contributions shall be invested in Stock and, subject to the rules of Section 9.07, in the case of a Participant who has terminated his employment, shall not be transferred to any other Investment Fund available under the Plan until such time as a Participant becomes eligible to make a diversification election with respect to such Contributions pursuant to Section 9.10.
     Section 9.10 ESOP DIVERSIFICATION ELECTION.
A.	On or before September 30, 2004, each Participant who has reached age 55 and completed at least 10 years of participation in the ESOP component of the Plan shall be eligible to direct the Trustee, in accordance with a procedure established by the Committee, as to the investment of up to 100% of the value of the Participant’s Account that is attributable to Matching, Qualified Matching, Qualified Non-elective and Profit Sharing Contributions and invested in the ESOP Stock Fund (and that was contributed to the Plan after December 31, 1986), reduced by the amount previously diversified in accordance with this Section. A Participant’s election shall be in writing and shall be made within 90 days after the close of each Plan Year in the Participant’s qualified election period (as defined in Section 401(a)(28) of the Code). The Committee shall adopt a procedure that is uniformly applicable to all eligible Participants and under which each eligible Participant may direct the Trustee to transfer the applicable portion of the Participant’s Stock Account to at least three available investment options. In lieu of providing such investment options, the Plan shall permit the Participant (with his Spouse’s consent, if applicable) to receive a distribution of that portion of the Participant’s Account that is subject to the above election within 90 days after the last day of the period during which the election can be made. In lieu of providing such investment options, the Plan shall permit the Participant (with his Spouse’s consent, if applicable) to receive a distribution of that portion of the Participant’s Account that is subject to the above election within 90 days after the last day of the period during which the election is made.

B.	Effective October 1, 2004, on the earlier to occur of a Participant’s (i) attainment of age 50 or (ii) becoming 100% vested in the portion of his Account that is attributable to Matching, Qualified Matching, Qualified Non-elective and/or Profit Sharing Contributions, as applicable, such Participant shall be eligible to direct the Trustee, in accordance with a procedure established by the Committee, as to the investment of up to 100% of the value of the portion of the Participant’s vested Account that is attributable to such Matching, Qualified Matching, Qualified Non-elective and Profit Sharing Contributions and invested in the ESOP Stock Fund (and that was contributed to the Plan after December 31, 1986), reduced by the amount previously diversified in accordance with this Section. A Participant’s election shall be in writing and shall be made within 90 days after the close of each Plan Year in the Participant’s qualified election period (as defined in Section 401(a)(28) of the Code). The Committee shall adopt a procedure that is uniformly applicable to all eligible Participants and under which each Participant may direct the Trustee to transfer the applicable portion of the Participant’s Stock Account to at least three available investment options. In lieu of providing such investment options, the Plan shall permit the Participant (with his Spouse’s consent, if applicable) to receive a distribution of that portion of the Participant’s Account that is subject to the above election 90 days after the last day of the period during which the election can be made. In lieu of providing such investment options, the Plan shall permit the Participant (with his spouse’s consent, if applicable) to receive a distribution of that portion of the Participant’s Account that is subject to the above election within 90 days after the last day of the period during which the election is made.
     Section 9.11 LITIGATION AGAINST THE TRUST. If any legal action filed against the Trustee, the Employer, Plan Administrator, or any Committee, or against any member or members of any Committee, by or on behalf of any Participant or Beneficiary, results adversely to the Participant or to the Beneficiary, the Trustee shall reimburse itself, the Employer, the Plan Administrator, or any Committee, or any member or members of any Committee, all costs and fees expended by it or them by surcharging all costs and fees against the sums payable under the Plan to the Participant or to the Beneficiary, but only to the extent a court of competent jurisdiction specifically authorizes and directs any such surcharges and only to the extent Code Section 401(a)(13) does not prohibit any such surcharges.
     Section 9.12 INFORMATION AVAILABLE. Any Participant in the Plan or any Beneficiary may examine copies of the Plan, the Trust, the Plan description, the latest annual report, any bargaining agreement, contract or any other instrument under which the Plan was established or is operated. The Company will maintain all of the items listed in this Section 9.12 in its offices, or in such other place or places as it may designate from time to time in order to comply with the regulations issued under ERISA, for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary, the Plan Administrator shall furnish him with a copy of any item listed in this Section 9.12. The Plan Administrator may make a reasonable charge to the requesting person for the copy so furnished.
     Section 9.13 PRESENTING CLAIMS FOR BENEFITS. Any Participant, alternate payee, Beneficiary, contingent Beneficiary, Spouse or other individual believing himself or herself to be entitled to benefits under the Plan shall file a written claim for benefits with the Plan Administrator. The Plan Administrator shall decide such claim. Within 90 days after receipt of such claim for benefits by the Plan Administrator, the Plan Administrator shall determine the claimant’s right to the benefits claimed and shall give said claimant written notice of the decision and, if the claim is denied in whole or in part, the written notice shall set forth in a manner calculated to be understood by the claimant: (1) the specific reason or reasons for the denial; (2) specific reference to pertinent Plan provisions on which the denial is based; (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; (4) an explanation of the Plan’s appeal procedure and the applicable time limits; and (5) a statement of the claimant’s right to bring a civil action under ERISA following an adverse benefit determination on review, if applicable. Such notice shall be sent by certified mail, return receipt requested, to the address of the claimant filing the claim as it appears in the books and records of the claimant’s Employer, or at such other address as the claimant may direct.

     Under special circumstances, as provided by regulation, the Plan Administrator is allowed an additional period of not more than 90 days (180 days in total) within which to notify the claimant of the decision.
     Section 9.14 APPEAL PROCEDURE FOR DENIAL OF BENEFITS.
A.	Filing of Appeal. Within 60 days after receipt of a denial of a claim for benefits, the claimant or his or her duly authorized representative may file a written appeal with the Committee. The claimant or his or her duly authorized representative may review and receive copies of Plan documents, records and other information relevant to his or her claims.

B.	Hearing. The claimant may request that a hearing be held either in person or by conference call. The Committee, in its sole and absolute discretion, shall determine whether to grant the request for a hearing. If a hearing is held, the claimant and/or his or her duly authorized representative, shall be entitled to present to the Committee all facts, evidence, witnesses and/or legal arguments which the claimant feels are necessary for a full and fair review of his or her claim. The Committee may have counsel present at said hearing and shall be entitled to call such individuals as witnesses, including the claimant, as it feels are necessary to fully present all of the facts of the matter. The terms and conditions pursuant to which any such hearing may be conducted, and any evidentiary matters, shall be determined by the Committee in its sole discretion.

C.	Ruling. The Committee shall issue a written ruling with regard to the appeal and, if the appeal is denied in whole or in part, the ruling shall be written in a manner calculated to be understood by the claimant and shall set forth: (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent plan provisions on which the denial is based; (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to the claimant’s claim for benefits, and (iv) a statement of the claimant’s right to bring action under ERISA, if applicable. Such written opinion shall be mailed to the claimant as set forth in Section 9.13. If no hearing is held, the written decision of the Benefits Committee shall be made within 60 days (or 120 days if, as provided by regulation, special circumstances require an extension of time for processing) after receipt of the written appeal and, if a hearing is held, within 120 days after receipt of the written appeal.

D.	Designation of Committee. Any appeal of a claim denial may be determined by the Committee as a whole or may be determined by a committee of one or more members of the Committee designated by the Committee to determine such claim. A decision by a majority of the members of the Committee or designated committee shall be final, conclusive and binding on all parties involved.
     Section 9.15 CLAIMS INVOLVING BENEFITS RELATED TO DISABILITY. The provisions of this Section 9.15 are effective for Disability claims filed on or after July 1, 2002. Notwithstanding the provisions of Section 9.15, the Plan Administrator and Committee shall comply with and follow the applicable Department of Labor Regulations for claims involving a determination of Disability or benefits related to Disability, including, but not limited to:

A.	The Plan Administrator shall advise a Claimant of the Plan’s adverse benefit determination within a reasonable period of time, but not later than 45 days after receipt of the claim by the Plan. If the Plan Administrator determines that due to matters beyond control of the Plan, such decision cannot be reached within 45 days, an additional 30 days may be provided and the Plan Administrator shall notify the Claimant of the extension prior to the end of the original 45-day period. The 30-day extension may be extended for a second 30-day period, if before the end of the original extension, the Plan Administrator determines that due to circumstances beyond the control of the Plan, a decision cannot be rendered within the extension period.

B.	Claimants shall be provided at least 180 days following receipt of benefit denial in which to appeal such adverse determination.

C.	The Committee shall review the Claimant’s appeal and notify the Claimant of its determination within a reasonable period of time, but not later than 45 days after receipt of the Claimant’s request for review. Should the Committee determine that special circumstances (such as the need to hold a hearing) require an extension of time for processing the appeal, the Committee shall notify the Claimant of the extension before the end of the initial 45 day period. Such an extension, if required, shall not exceed 45 days.
     Section 9.16 USE OF ALTERNATIVE MEDIA. The Plan Administrator and Committee may include in any process or procedure for administering the Plan, the use of alternative media, including, but not limited to, telephonic, facsimile, computer or other such electronic means as available. Use of such alternative media shall be deemed to satisfy any Plan provision requiring a “written” document or an instrument to be signed “in writing” to the extent permissible under the Code, ERISA and applicable regulations.

ARTICLE X
ADMINISTRATION OF THE PLAN
     Section 10.01 ALLOCATION OF RESPONSIBILITY AMONG FIDUCIARIES FOR PLAN AND TRUST ADMINISTRATION. The Fiduciaries shall have only those powers, duties, responsibilities and obligations as are specifically given to them under this Plan and the Trust. The Employers shall have the sole responsibility for making the contributions provided for under Article III. The Board shall have the sole authority to appoint and remove members of the Committee, and to terminate, in whole or in part, this Plan or the Trust. The Board and the Committee shall have the authority to appoint and remove the Trustee. Effective January 1, 2008, the Committee shall have the final responsibility for the administration of the Plan, which responsibility is specifically described in this Plan and the Trust, and shall be the “Plan Administrator”, as defined in ERISA, and a Named Fiduciary of the Plan. Prior to January 1, 2008, the Company was the “Plan Administrator”, as defined in ERISA, and a Named Fiduciary of the Plan. The Committee shall have the specific delegated powers and duties described in the further provisions of this Article X and such further powers and duties as hereinafter may be delegated to it by the Board. The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust, all as specifically provided in the Trust. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of this Plan and the Trust, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan and the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value. The Committee shall determine the extent to which shares purchased with the proceeds of an ESOP Loan may or may not be pledged to secure the Plan’s indebtedness under the ESOP Loan and, as required under the Code, the shares shall otherwise be held unallocated by the Plan in a suspense account.
     Section 10.02 APPOINTMENT AND REMOVAL OF COMMITTEE. The Committee shall consist of three or more persons shall be appointed by and serve at the pleasure of the Board to assist in the administration of the Plan. In the event of any vacancies on any Committee, the remaining Committee member(s) then in office shall constitute the Committee and shall have full power to act and exercise all powers of the Committee as described in this Article X. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Employer, and any expenses not paid by the Employer shall be paid by the Trustee out of the principal or income of the Trust Fund. Any members of the Committee who are Employees shall not receive compensation with respect to their services for the Committee.
     Any Committee member may resign by giving written notice to the Board, which shall be effective 30 days after delivery. Notwithstanding the foregoing, any Committee member who is an Employee shall be deemed to have resigned from the Committee effective with his Severance from Employment. A Committee member may be removed by the Board upon written notice to such Committee member, which notice shall be effective upon delivery. The Board shall promptly select a successor following the resignation or removal of a Committee member if necessary to maintain a Committee of at least three members.

     Section 10.03 COMMITTEE PROCEDURES. The Committee may act at a meeting or in writing without a meeting. The Committee may elect one of its members as chairperson, appoint a secretary, who may or may not be a Committee member, and advise the Trustee and Board of all relevant actions. The secretary shall keep a record of all meetings and forward all necessary communications to the Board, Plan Administrator, Employer, or the Trustee, as appropriate and each Committee shall report its activities at least annually to the Compensation Committee of the Board. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority then in office, including actions in writing taken without a meeting. No member of the Committee who is a Participant in the Plan shall vote upon any matter affecting only his Account. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, the Employer and the Trustee, shall not be responsible for any such action or failure to act.
     Section 10.04 RECORDS AND REPORTS. The Plan Administrator, on behalf of the Committee, shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participant’s Service, Account balances and the percentage of such Account balances that are Nonforfeitable under the Plan; notifications to Participants; annual registration with the Internal Revenue Service; and annual reports to the Department of Labor.
     Section 10.05 OTHER COMMITTEE POWERS AND DUTIES. The Committee shall have one or more of the following powers and duties, as designated in the applicable Committee Charter and bylaws:
A.	To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant’s Account, and the Nonforfeitable percentage of each Participant’s Account;

B.	To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan, provided the rules are not inconsistent with the terms of this Plan and the Trust;

C.	To construe and enforce the terms of the Plan and the rules and regulations it adopts, including the discretionary authority to interpret the Plan documents, documents related to the Plan’s operation, and findings of fact;

D.	To direct the Trustee with respect to the crediting and distribution of the Trust;

E.	To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

F.	To furnish the Employer with information that the Employer may require for tax or other purposes;

G.	To engage the service of agents whom it may deem advisable to assist it with the performance of its duties;

H.	To engage the services of an Investment Manager or Investment Managers (as defined in ERISA Section 3(38)), each of whom shall have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control; and

I.	As permitted by the Employee Plans Compliance Resolution System (“EPCRS”) issued by the Internal Revenue Service (“IRS”), as in effect from time to time, (i) to voluntarily correct any Plan qualification failure, including, but not limited to, failures involving Plan operation, impermissible discrimination in favor of highly compensated employees, the specific terms of the Plan document, or demographic failures; (ii) implement any correction methodology permitted under EPCRS; and (iii) negotiate the terms of a compliance statement or a closing agreement proposed by the IRS with respect to correction of a plan qualification failure.

J.	To delegate such of its duties, authority and obligations hereunder to the Plan Administrator, corporate staff, existing committees of Company or its Board, subcommittees it may form, or third party providers as it may, in its discretion, determine necessary, advisable or useful.
     Section 10.06 RULES AND DECISIONS. The Committee and/or Plan Administrator may adopt such rules as it deems necessary, desirable or appropriate. All rules and decisions of the Committee and/or Administrator shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee and/or Administrator shall be entitled to rely upon information furnished by a Participant or Beneficiary, an Employer, the legal counsel of the Employer, or the Trustee.
     Section 10.07 APPLICATION AND FORMS FOR BENEFITS. The Plan Administrator may require a Participant or Beneficiary to complete and file with the Plan Administrator and/or the Trustee an application for a benefit and all other forms approved by the Plan Administrator, and to furnish all pertinent information requested by the Plan Administrator and Trustee. The Plan Administrator and Trustee may rely upon all such information so furnished to it, including the Participant’s or Beneficiary’s current mailing address.
     Section 10.08 APPOINTMENT OF PLAN ADMINISTRATOR. The Committee may appoint an individual(s) or entity to act as the Plan Administrator and may remove such person as Plan Administrator at any time. The Committee shall supervise the day-to-day administration of the Plan by the Plan Administrator.
     Section 10.09 PLAN ADMINISTRATOR. Unless an individual Administrator is appointed by the Committee, the Financial Benefit Plan Committee or Benefits Vice President and Staff shall act as the Plan Administrator. The Plan Administrator shall report to the Committee on a regular basis as the Committee shall direct. The Plan Administrator shall administer the Plan on a day-to-day basis in accordance with its terms and in accordance with the Code, ERISA and all other applicable laws and regulations except as otherwise expressly provided to the contrary herein. Specifically, but not by way of limitation, the Plan Administrator shall:

A.	Reporting and Disclosure. Comply with the reporting and disclosure requirements of the Code and ERISA, as applicable, including the preparation and dissemination of disclosure material to the Plan Participants and Beneficiaries and the filing of such necessary forms and reports with governmental agencies as may be required;

B.	Testing. Prepare, or cause to be prepared, all tests necessary to ensure compliance with the Code and, except as expressly provided to the contrary herein, ERISA, including, but not limited to, the participation and discrimination standards, and the limitations of Section 415 of the Code;

C.	Procedures and Forms. Establish such administrative procedures and prepare, or cause to be prepared, such forms, as may be necessary or desirable for the proper administration of the Plan;

D.	Advisors. Subject to the approval of the Committee, retain the services of such consultants and advisors as may be appropriate to the administration of the Plan;

E.	Claims. Have the discretionary authority to determine all claims filed pursuant to Section 9.13, 9.14, and 9.15 of this Plan and shall have the authority to determine issues of fact relating to such claims;

F.	Payment of Benefits. Direct, or establish procedures for, the payment of benefits from the Plan;

G.	Qualified Domestic Relations Orders. Establish such procedures as may be necessary for the determination of whether proposed qualified domestic relations orders comply with the provisions of the Code and ERISA, as applicable; and

H.	Plan Records. Maintain, or cause to be maintained, all documents and records necessary or appropriate to the maintenance of the Plan.
     Section 10.10 FUNDING POLICY. The Committee shall, from time to time, review all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan’s objectives. The Committee or its delegate shall communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager, the Plan’s short-term and long-term financial needs so that investment policy can be coordinated with Plan financial requirements.
     Section 10.11 FIDUCIARY DUTIES. In performing their duties, all fiduciaries with respect to the Plan shall act solely in the interest of the Participants and their Beneficiaries, and:
A.	For the exclusive purpose of providing benefits to the Participants and their Beneficiaries;

B.	With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims;

C.	To the extent a fiduciary possesses and exercises investment responsibilities, by diversifying the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

D.	In accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA.
     Section 10.12 ALLOCATION OR DELEGATION OF DUTIES AND RESPONSIBILITIES. In furtherance of their duties and responsibilities under the Plan, the Board and the Committee, subject always to the requirements of Section 10.11:
A.	Employ agents to carry out nonfiduciary responsibilities;

B.	Employ agents to carry out fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA);

C.	Consult with counsel, who may be of counsel to the Company; and

D.	Provide for the allocation of fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) between the members of the Board, in the case of the Board, and among the members of any Committee, in the case of any Committee.
     The Committee may delegate such of its duties, authority and obligations hereunder to the Plan Administrator, corporate staff, existing committees of Company or its Board, subcommittees it may form, or third party providers as it may, in its discretion, determine. Any delegation of fiduciary duties hereunder must be approved by a majority of the Committee. Such delegation may be modified or rescinded at any time by further action of the Committee, which shall have an on-going duty to monitor the performance of any fiduciary obligations delegated to others under this provision.
     Section 10.13 PROCEDURE FOR THE ALLOCATION OR DELEGATION OF FIDUCIARY DUTIES. Any action described in subsections B or D of Section 10.12 may be taken by a Committee or the Board only in accordance with the following procedure:
A.	Such action shall be taken by a majority of the Committee or by the Board, as the case may be, in a resolution approved by a majority of such Committee or by a majority of the Board.

B.	The vote cast by each member of the Committee or the Board for or against the adoption of such resolution shall be recorded and made a part of the written record of the Committee’s or the Board’s proceedings.

C.	Any delegation of fiduciary responsibilities or any allocation of fiduciary responsibilities among members of the Committee or the Board may be modified or rescinded by the Committee or the Board according to the procedure set forth in subsections A and B of this Section 10.13.

     Section 10.14 SEPARATE ACCOUNTING. The amounts in a Participant’s Elective Deferral Contribution Account, Roth Elective Deferral Contribution Account, Safe Harbor Matching Contribution Account, Qualified Matching Contribution Account, and Qualified Non-elective Contribution Account shall at all times be separately accounted for from amounts in a Participant’s After-tax Contribution Account, Non-Safe Harbor Matching Contribution Account, Additional Matching Contribution Account, Profit Sharing Contribution Account, Rollover Contribution Account, Transfer Contribution and other contribution accounts, if any. Amounts credited to such subaccounts shall be allocated among the Participant’s designated investments on a reasonable pro rata basis, in accordance with the valuation procedures of the Trustee and the Investment Funds. The Trustee and the Plan Administrator shall also establish uniform procedures that they may change from time to time, for the purpose of adjusting the subaccounts of a Participant’s Account for withdrawals, loans, distributions and contributions. Gains, losses, withdrawals, distributions, forfeitures and other credits or charges may be separately allocated among such subaccounts on a reasonable and consistent basis in accordance with such procedures.
     Section 10.15 VALUE OF PARTICIPANT’S ACCOUNT. The value of each Participant’s Account shall be based on its fair market value on the appropriate Valuation Date. A valuation shall occur at least once every Plan Year, and otherwise in accordance with the terms of the Trust and administratively practicable procedures approved by the Plan Administrator. Periodically, on a frequency determined by the Plan Administrator and the Trustee, the Participant will receive a statement showing the transaction activity and value of his Account as of a date set forth in the statement.
     Section 10.16 REGISTRATION AND VOTING OF EMPLOYER COMMON STOCK. All Shares acquired by the Trustee shall be held in the possession of the Trustee until disposed of pursuant to the provisions of the Plan or the Trust Agreement. Such Shares may be registered in the name of the Trustee or its nominee. Before each annual or special meeting of the Employer’s shareholders, the Trustee shall send to each Participant a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions to the Trustee on how to vote the Shares credited to his Account. Upon receipt of such instructions the Trustee shall vote the Shares as instructed. Any Shares held in Participants’ Accounts, as to which the Trustee does not receive instructions, shall be voted in proportion to the voting instructions the Trustee has actually received in respect of Shares, unless the Trustee determines that to do so is not prudent, or the Trust provides otherwise.
     Section 10.17 INDIVIDUAL STATEMENT. As soon as practicable after the Accounting Date of each Plan Year, but within the time prescribed by ERISA and the regulations under ERISA, and at such other times as determined by the Plan Administrator in its discretion, a Participant shall be provided a statement reflecting the condition of the Participant’s (or Beneficiary of a deceased Participant) Account in the Trust as of that date and such other information ERISA requires be furnished to the Participant or Beneficiary. No Participant, except a member of the Committee, the Plan Administrator and their designees, shall have the right to inspect the records reflecting the Account of any other Participant. A Participant or Beneficiary shall notify the Trustee in writing if he believes there is an error in the statement of his Account in the Plan no more than one year after the date the statement was issued. Each statement of a Participant’s Account shall be deemed to be final and binding on the Participant or Beneficiary to whom it was issued upon the expiration of the one year period following the date the statement was issued.

     Section 10.18 AUTOMATIC CONTRIBUTION ARRANGEMENT NOTICE. Effective for Plan Years beginning on and after January 1, 2009, at least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Plan Administrator will provide each Eligible Employee a comprehensive notice of the Eligible Employee’s rights and obligations under the Plan, in compliance with the notice requirements set forth in Code Sections 401(k)(13) and 414(w) and the Treasury Regulations and other guidance issued thereunder.
     Section 10.19 ELECTION PERIODS. In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a Elective Deferral Contribution election during the 30-day period immediately following the receipt of the notice described in Section 10.18 above.
     Section 10.20 FEES AND EXPENSES FROM FUND. The Trustee shall pay all expenses reasonably incurred by it or by the Employer, the Committee, or other professional advisers or administrators in the administration of the Plan from the Trust Fund unless the Employer pays the expenses directly. Such expenses may include the reimbursement of the Employer for the salary and expenses incurred by the Employer for employees who perform Plan administration services. The Committee, as a named fiduciary, shall provide written direction to the Trustee regarding the expenses to be paid or reimbursed from the Trust Fund. The Committee shall not treat any fee or expense paid, directly or indirectly, by an Employer as an Employer contribution. No person who is receiving full pay from an Employer shall receive compensation for services from the Trust Fund. Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase and sale of securities shall be charged to each Investment Fund and/or Participant’s Account, as applicable. Fees related to investments subject to Participant direction, and other fees resulting from or attributable to expenses incurred in relation to a Participant or Beneficiary or his or her Account may be charged to his or her Account to the extent permitted under the Code and ERISA.

ARTICLE XI
TOP HEAVY RULES
     Section 11.01 MINIMUM EMPLOYER CONTRIBUTION. If this Plan is “Top Heavy,” as defined below, in any Plan Year, the Plan guarantees a minimum contribution (subject to the provisions of this Article XI) of three percent of Compensation for each “Non-Key Employee,” as defined below, who is a Participant employed by the Employer on the Accounting Date of the Plan Year without regard to Hours of Service completed during the Plan Year or to whether he has elected to make Elective Deferral Contributions under Section 3.03, and who is not a Participant in a Top Heavy defined benefit plan maintained by the Employer. Participants who also participate in a Top Heavy defined benefit plan of the Employer shall receive the required minimum benefit in the defined benefit plan rather than in this Plan. The Plan satisfies the guaranteed minimum contribution for the Non-Key Employee if the Non-Key Employee’s contribution rate is at least equal to the minimum contribution. For purposes of this paragraph, a Non-Key Employee Participant includes any Employee otherwise eligible to participate in the Plan but who is not a Participant because his Compensation does not exceed a specified level.
     If the contribution rate for the “Key Employee,” as defined below, with the highest contribution rate is less than three percent, the guaranteed minimum contribution for Non-Key Employees shall equal the highest contribution rate received by a Key Employee. The contribution rate is the sum of Employer contributions (not including Employer contributions to Social Security) and forfeitures allocated to the Participant’s Account for the Plan Year divided by his “Compensation,” as defined below, not in excess of the compensation limitation under Code Section 401(a)(17) for the Plan Year. For purposes of determining the minimum contribution for a Plan Year, the Committee shall consider contributions made to any plan pursuant to a compensation reduction agreement or similar arrangement as Employer contributions. To determine the contribution rate, the Committee shall consider all qualified Top Heavy defined contribution plans maintained by the Employer as a single plan.
     Notwithstanding the preceding provisions of this Section 11.01, if a defined benefit plan maintained by the Employer that benefits a Key Employee depends on this Plan to satisfy the anti-discrimination rules of Code Section 401(a)(4) or the coverage rules of Code Section 410 (or another plan benefiting the Key Employee so depends on such defined benefit plan), the guaranteed minimum contribution for a Non-Key Employee is three percent of his Compensation regardless of the contribution rate for the Key Employees.
     The minimum Employer contribution required (to the extent required to be Nonforfeitable under Section 416(b) of the Code) may not be forfeited under Code Section 411(a)(3)(B) or 411(a)(3)(D).
     Section 11.02 ADDITIONAL CONTRIBUTION. If the contribution rate (excluding Elective Deferral Contributions) for the Plan Year with respect to a Non-Key Employee described in Section 11.01 is less than the minimum contribution, the Employer will increase its contribution for such Employee to the extent necessary so his contribution rate for the Plan Year will equal the guaranteed minimum contribution. Matching Contributions will be taken into account to satisfy the minimum contribution requirement under the Plan, or if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m). The additional contribution shall be allocated to the Account of a Non-Key Employee for whom the Employer makes the contribution.

     Section 11.03 DETERMINATION OF TOP HEAVY STATUS. The Plan is “Top Heavy” for a Plan Year if the Top Heavy ratio as of the “Determination Date” exceeds sixty percent (60%). The Top Heavy ratio is a fraction, the numerator of which is the sum of the present value of the Accounts of all Key Employees as of the Determination Date, and the denominator of which is a similar sum determined for all Employees. For purposes of determining the present value of the Accounts for the foregoing fraction, contributions due as of the Determination Date and distributions made for any purpose within the one-year period ending on the Determination Date shall be included. In addition, distributions made within the five-year period ending on the Determination Date shall be included if such distributions were made for reasons other than upon Severance from Employment, death or Disability (e.g., in-service withdrawals); provided, however, that no distribution shall be counted more than once. In addition, the Top Heavy ratio shall be calculated by disregarding the Account (including distributions, if any, of the Account balance) of an individual who has not received credit for at least one Hour of Service with the Employer during the one-year period ending on the Determination Date in such calculation. The Top Heavy ratio, including the extent to which it must take into account distributions, rollovers, and transfers, shall be calculated in accordance with Code Section 416 and the Treasury Regulations thereunder.
     If the Employer maintains other qualified plans (including a simplified employee pension plan), this Plan is Top Heavy only if it is part of the Required Aggregation Group, and the Top Heavy ratio for both the Required Aggregation Group and the Permissive Aggregation Group exceeds 60%. The Top Heavy ratio shall be calculated in the same manner as required by the first paragraph of this Section 11.03, taking into account all plans within the Aggregation Group. To the extent distributions to a Participant must be taken into account, the Committee shall include distributions from a terminated plan that would have been part of the Required Aggregation Group if it were in existence on the Determination Date. The present value of accrued benefits and the other amounts the Committee must take into account, under defined benefit plans or simplified employee pension plans included within the group, shall be calculated in accordance with the terms of those plans, Code Section 416 and the Treasury Regulations thereunder. If an aggregated plan does not have a valuation date coinciding with the Determination Date, the accrued benefits or Accounts in the aggregated plan shall be valued as of the most recent valuation date falling within the 12-month period ending on the Determination Date. The Top Heavy ratio shall be valued with reference to the Determination Dates that fall within the same calendar year.
     The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.
     Section 11.04 TOP HEAVY VESTING SCHEDULE. For any Plan Year for which the Plan is Top Heavy, as determined in accordance with this Article XI, the Participant’s Nonforfeitable percentage of his Employer Contributions and Non-Safe Harbor Matching Contributions shall be calculated by applying the following schedule, to the extent that such schedule provides for vesting at a rate that is more rapid than the rate otherwise applicable to the Participant’s benefit:

Years of Service	Percent Nonforfeitable
Less than three (3)	0%
At least three (3) or more	100%
     Section 11.05 DEFINITIONS. For purposes of applying the provisions of this Article XI.
A.	“Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a five-percent owner of the Employer, or a one-percent owner of the Employer having annual Compensation of more than $150,000. The constructive ownership rules of Code Section 318 (or the principles of that section, in the case of an unincorporated Employer) will apply to determine ownership in the Employer. The determination of who is a Key Employee shall be made in accordance with Code Section 416(i)(1) and the Treasury Regulations under that Code Section.

B.	“Non-Key Employee” is an Employee who does not meet the definition of Key Employee.

C.	“Compensation” shall mean the first $200,000 (or such larger amount as the Commissioner of Internal Revenue may prescribe in accordance with Code Section 401(a)(17)) ($230,000 for 2008) of Compensation as defined in Code Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement that are excludible from the Employee’s gross income under Section 125, “deemed compensation” under Code Section 125 pursuant to Revenue Ruling 2002-27, Section 132(f)(4), Section 402(a)(8), Section 402(h) or Section 403(b) of the Code.

D.	“Required Aggregation Group” means:
(i)	Each qualified plan of the Employer in which at least one Key Employee participates at any time during the five Plan Year period ending on the Determination Date; and

(ii)	Any other qualified plan of the Employer that enables a plan described in (i) to meet the requirements of Code Section 401(a)(4) or Code Section 410.
     The Required Aggregation Group includes any plan of the Employer that was maintained within the last five years ending on the Determination Date on which a top heaviness determination is being made if such plan would otherwise be part of the Required Aggregation Group for the Plan Year but for the fact it has been terminated.

E.	“Permissive Aggregation Group” is the Required Aggregation Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregate the requirements of Code Section 401(a)(4) and Code Section 410. The Committee shall determine which plans to take into account in determining the Permissive Aggregation Group.

F.	“Employer” shall mean all the members of a controlled group of corporations (as defined in Code Section 414(b)), of a commonly controlled group of trades or businesses (whether or not incorporated) (as defined in Code Section 414(c)), or an affiliated service group (as defined in Code Section 414(m)), of which the Employer is a part. However, ownership interests in more than one member of a related group shall not be aggregated to determine whether an individual is a Key Employee because of his ownership interest in the Employer.

G.	“Determination Date” for any Plan Year is the Accounting Date of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the Accounting Date of that Plan Year.

ARTICLE XII
MISCELLANEOUS
     Section 12.01 EVIDENCE. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information that the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. The Committee, the Plan Administrator and the Trustee shall be fully protected in acting and relying upon any evidence described under the immediately preceding sentence.
     Section 12.02 NO RESPONSIBILITY FOR EMPLOYER ACTION. Neither the Trustee nor the Committee nor the Plan Administrator shall have any obligation or responsibility with respect to any action required by the Plan to be taken by the Employer, any Participant or eligible Employee, nor for the failure of any of the above persons to act or make any payment or contribution, or otherwise to provide any benefit contemplated under this Plan, nor shall the Trustee or the Committee or the Plan Administrator be required to collect any contribution required under the Plan, or determine the correctness of the amount of any Employer contribution. Neither the Trustee nor the Committee nor the Plan Administrator need inquire into or be responsible for any action or failure to act on the part of the others. Any action required of a corporate Employer shall be by its Board or its designee.
     Section 12.03 FIDUCIARIES NOT INSURERS. The Trustee, the Committee, the Company, the Plan Administrator and the Employer in no way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money that may be or becomes due to any person from the Trust Fund. The liability of the Committee, Plan Administrator and the Trustee to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust.
     Section 12.04 WAIVER OF NOTICE. Any person entitled to notice under the Plan may waive the notice, unless the Code or Treasury Regulations require the notice, or ERISA specifically or impliedly prohibits such a waiver.
     Section 12.05 SUCCESSORS. The Plan shall be binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee, the Committee, the Plan Administrator and their successors.
     Section 12.06 WORD USAGE. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as singular and the singular as the plural.
     Section 12.07 HEADINGS. The headings are for reference only. In the event of a conflict between a heading and the content of a section, the content of the section shall control.
     Section 12.08 STATE LAW. Pennsylvania law shall determine all questions arising with respect to the provisions of this agreement except to the extent a federal statute supersedes Pennsylvania law.

     Section 12.09 EMPLOYMENT NOT GUARANTEED. Nothing contained in this Plan, and nothing with respect to the establishment of the Trust, any modification or amendment to the Plan or the Trust, the creation of any Account, or the payment of any benefit, shall give any Employee, Employee-Participant or Beneficiary any right to continue employment, or any legal or equitable right against the Employer, or an Employee of the Employer, the Trustee or its agents or employees, or the Plan Administrator. Nothing in the Plan shall be deemed or construed to impair or affect in any manner the right of the Employer, in its discretion, to hire Employees and, with or without cause, to discharge or terminate the service of Employees.
     Section 12.10 RIGHT TO TRUST ASSETS. No Employee or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund, upon his or her Severance from Employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Employee or Beneficiary out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust Fund and none of the Fiduciaries shall be liable therefore in any manner.
     Section 12.11 UNCLAIMED BENEFIT CHECKS. If a check in payment of a benefit payable under this Plan has been made by regular United States mail to the last address of the payee furnished to the Trustee and the check is returned unclaimed, payment to such payee shall be discontinued and shall be held in his or her respective accounts until the payee’s correct address shall become known to the Trustee. Any such amounts shall be credited with fund earnings in accordance with Section 10.15 of the Plan. In the event the payee cannot be located after reasonable and diligent efforts of the Administrator, the amounts shall be forfeited, subject to the provisions of Section 5.13 of the Plan.

ARTICLE XIII
EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION
     Section 13.01 EXCLUSIVE BENEFIT. Except as provided under Article III, the Employer shall have no beneficial interest in any asset of the Trust and no part of any asset in the Trust shall ever revert to or be repaid to the Employer, either directly or indirectly; nor prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, shall any part of the corpus or income of the Trust Fund, or any asset of the Trust, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries.
     Section 13.02 AMENDMENT BY EMPLOYER. The Company shall have the right at any time and from time to time:
A.	To amend this Plan in any manner it deems necessary or advisable in order to qualify (or maintain qualification of) this Plan and the Trust created under it under the appropriate provisions of the Code; and

B.	To amend this Plan in any other manner.
     In addition, the Committee and Financial Benefit Plans Committee shall have the right to amend this Plan in accordance with its charter and bylaws.
     However, no amendment shall authorize or permit any part of the Trust Fund (other than the part required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates. No amendment shall cause or permit any portion of the Trust Fund to revert to or become a property of the Employer; and the Company shall not make any amendment that affects the rights, duties or responsibilities of the Plan Administrator or Committee without the written consent of the affected Plan Administrator or the affected member of the Committee. Furthermore, no amendment shall decrease a Participant’s Account balance or accrued benefit or reduce or eliminate any benefits protected under Code Section 411(d)(6) with respect to a Participant with an Account balance or accrued benefit at the date of the amendment, except to the extent permitted under Code Section 412(c)(8).
     All amendments to the Plan shall be in writing. Amendments shall be considered properly authorized by the Company if approved or ratified by the Board, any committee of the Board, by an authorized Committee of the Plan, unless the subject of the amendment has been reserved to the Board or another authorized party. Each amendment shall state the date to which it is either retroactively or prospectively effective, and may be executed by any authorized officer of the Company.
     Section 13.03 AMENDMENT TO VESTING PROVISIONS. Although the Company and Committee reserve the right to amend the vesting provisions at any time, an amended vesting schedule shall not be applied to reduce the Nonforfeitable percentage of any Participant’s Account derived from Employer contributions (determined as of the later of the date the amendment is adopted, or the date the amendment becomes effective) to a percentage less than the Nonforfeitable percentage computed under the Plan without regard to the amendment. An amended vesting schedule will apply to a Participant only if the Participant receives credit for at least one Hour of Service after the new schedule becomes effective.

     If a permissible amendment is made to the vesting provisions, each Participant having at least three Years of Service for vesting purposes with the Employer may elect to have the percentage of his Nonforfeitable Account Balance computed under the Plan without regard to the amendment. The Participant must file his election with the Plan Administrator within 60 days of the latest of (a) the Company’s adoption of the amendment; (b) the effective date of the amendment; or (c) his receipt of a copy of the amendment. The Plan Administrator, as soon as practicable, shall forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior vesting schedule. The election described in this Section 13.03 does not apply to a Participant if the amended vesting schedule provides for vesting that is at least as rapid at all times as the vesting schedule in effect prior to the amendment. For purposes of this Section 13.03, an amendment to the vesting schedule includes any amendment that directly or indirectly affects the computation of the Nonforfeitable percentage of an Employee’s rights to his Employer-derived Account.
     Section 13.04 DISCONTINUANCE. The Employer shall have the right, at any time, to suspend or discontinue its contributions under the Plan, and the Company (acting through the Committee) shall have the right to terminate, at any time, this Plan and the Trust created under this agreement. The Plan shall terminate upon the first to occur of the following:
A.	The date terminated by action of the Company

B.	The date the Employer shall be judicially declared bankrupt or insolvent.

C.	The dissolution, merger, consolidation or reorganization of the Employer or the sale by the Employer of all or substantially all of its assets, unless the successor or purchaser makes provision to continue the Plan, in which event the successor or purchaser shall substitute itself as the Employer under this Plan.
     No Employees of the Participating Employer shall thereafter be admitted to the Plan as new Participants, and the Participating Employer shall make no further contributions to the Trust Fund         , except as may be necessary to satisfy the outstanding ESOP Loans. In connection with the termination, partial termination or discontinuance of the Plan, the Committee may direct the Trustee to sell some or all of the ESOP Stock held in the Unallocated Stock Account and to apply the proceeds of such sale or sales to reduce the ESOP Loans.
     Section 13.05 FULL VESTING ON TERMINATION. Notwithstanding any other provision of this Plan to the contrary, upon either full or partial termination of the Plan, or, if applicable, upon the date of complete discontinuance of contributions to the Plan, an affected Participant’s right to his Account shall be 100% Nonforfeitable.
     Section 13.06 MERGER, DIRECT TRANSFER AND ELECTIVE TRANSFER. The Trustee shall not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger or consolidation or transfer. The Trustee possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code Section 401(a) and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement, only upon the consent or direction of the Committee.
     If permitted by the Committee in its discretion, the Trustee may accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan’s eligibility condition(s). If the Trustee accepts such a direct transfer of plan assets, the Employee shall be treated as a Participant for all purposes of the Plan except that the Employee shall not share in Employer contributions or Participant forfeitures under the Plan until he actually becomes a Participant in the Plan. The Trustee shall hold, administer and distribute the transferred assets as a part of the Trust Fund, and the Trustee shall maintain a separate Transfer Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets.
     The Trustee may not consent to, or be a party to, a merger, consolidation or transfer of assets with a defined benefit plan, except with respect to an elective transfer, unless the Committee consents and so directs, and the transfer is consistent with the Code and with ERISA. The Trustee will hold, administer and distribute the transferred assets as a part of the Trust Fund, and the Trustee shall maintain a separate Transfer Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets. Unless a transfer of assets to this Plan is an elective transfer, the Plan will preserve all Code Section 411(d)(6) protected benefits with respect to those transferred assets, in the manner described in Section 13.02.
     A transfer is an elective transfer if: (a) the transfer satisfies the first paragraph of this Section 13.06; (b) the transfer is voluntary, under a fully informed election by the Participant; (c) the Participant has an alternative that retains his Code Section 411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating); (d) the transfer satisfies the applicable spousal consent requirements of the Code; (e) the transferor plan satisfies the joint and survivor notice requirements of the Code, if the Participant’s transferred benefit is subject to those requirements; (f) the Participant has a right to immediate distribution from the transferor plan, in lieu of the elective transfer; (g) the transferred benefit is at least the greater of the single sum distribution provided by the transferor plan for which the Participant is eligible or the present value of the Participant’s accrued benefit under the transferor plan payable at that plan’s normal retirement age; (h) the Participant has a 100% Nonforfeitable interest in the transferred benefit; and (i) the transfer otherwise satisfies applicable Treasury Regulations. An elective transfer may occur between qualified plans of any type.
     If the Plan receives a direct transfer (by merger or otherwise) of elective contributions (or amounts treated as elective contributions) under a plan with a Code Section 401(k) arrangement, the distribution restrictions of Code Sections 401(k)(2) and (10) continue to apply to those transferred elective contributions.
     Section 13.07 LIQUIDATION OF THE TRUST FUND. Upon complete or partial termination of the Plan, or upon complete discontinuance of contributions to the Plan, the Accounts of all Participants affected thereby shall become fully vested and nonforfeitable, and the Committee shall distribute the assets remaining in the Trust Fund, after payment of any expenses properly chargeable thereto, to Participants, Former Participants and Beneficiaries in proportion to their respective Account balances; provided, however, that no Participating

Employer maintains a successor plan. All distributions on the plan termination will be made in accordance with Article V.
     Section 13.08 TERMINATION. Upon termination of the Plan, the distribution provisions of Article V and Article VI shall remain operative, except that:
A.	If the present value of the Participant’s Nonforfeitable Account does not exceed $1,000 ($5,000 prior to March 28, 2005), the Plan Administrator will direct the Trustee to distribute to the Participant the Participant’s Nonforfeitable Account to him in a lump sum as soon as administratively practicable after the Plan terminates; and

B.	If the present value of the Participant’s Nonforfeitable Account is greater than $1,000 ($5,000 prior to March 28, 2005) but does not exceed $5,000, and the Participant does not affirmatively elect to have such Nonforfeitable Account Balance paid directly to him or to an “eligible retirement plan,” his benefit shall be paid directly to an IRA established for the Participant pursuant to a written agreement between the Committee and the IRA provider that meets the requirements of Section 401(a)(31) of the Code and the regulations thereunder pursuant to the provisions in Section 5.02.C.2. as soon as administratively practicable after the Plan terminates.

C.	If the value of the Participant’s Nonforfeitable Account Balance is more than $5,000 as of the date of any distribution, payment to such Participant shall not be made unless the Participant consents in writing to the distribution. Consent to such distribution shall not be valid unless the Participant is informed of his right to defer receipt of the distribution. The Trustee shall be authorized to charge a reasonable fee for maintaining such Accounts.
     The Trust shall continue until the Trustee, after written direction from the Committee, has distributed all of the benefits under the Plan. To liquidate the Trust, the Committee will, to the extent required, purchase a deferred annuity contract for each Participant that protects the Participant’s distribution rights under the Plan, if the Participant’s Nonforfeitable Account exceeds $1,000 ($5,000 prior to March 28, 2005), and the Participant does not elect an immediate distribution pursuant to this Section 13.08. Upon termination of the Plan, the amount, if any, in a suspense account under Appendix F shall revert to the Employer, subject to the conditions of the Treasury Regulations permitting such a reversion.

This Plan has been executed on December 31, 2008.

TELEFLEX INCORPORATED

By:	/s/ Terry Moulder

Title:	Vice President - HR Operations